As filed with the Securities and Exchange Commission on December 5, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NII Capital Corp.

(as Issuer)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3176843
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

NII Holdings, Inc.

(as Guarantor)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1671412
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

NII Global Holdings, Inc.

(as Guarantor)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1341283
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Nextel International (Services), Ltd.

(as Guarantor)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1726566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

NII Aviation, Inc.

(as Guarantor)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1256551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

NII Funding Corp.

(as Guarantor)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1806265
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1875 Explorer Street, Suite 1000

Reston, Virginia 20190

(703) 390-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrants’ Principal Executive Offices)

Copies of Communications to:

Gary D. Begeman, Esquire Vice President, General Counsel and Secretary NII Holdings, Inc. 1875 Explorer Street, Suite 1000 Reston, Virginia 20190 (703) 390-5100	Robert E. Spicer, Jr., Esquire Charles W. Kemp, Esquire Williams Mullen 200 South 10th Street, Suite 1600 Richmond, Virginia 23219 (804) 420-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
7.625% Senior Notes due 2021	$—	$—
Guarantee(s) of the 7.625% Senior Notes due 2021(2)	$—	(3)
Total	$—	$—

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	The 7.625% Senior Notes due 2021 are fully and unconditionally guaranteed on a senior unsecured basis by NII Holdings, Inc. and all of its current and future domestic restricted subsidiaries, other than NII Capital Corp.
(3)	Pursuant to 457(n), no separate fee for the guarantee is payable because the guarantees relate to other securities that are being registered concurrently.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 5, 2011.

PRELIMINARY PROSPECTUS

$500,000,000

NII Capital Corp.

7.625% SENIOR NOTES DUE 2021

Guaranteed by NII Holdings, Inc.

We will pay interest on the Notes on April 1 and October 1 of each year. The first such payment will be made on April 1, 2012. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000.

The Notes offered hereby are an additional issuance of, will be fully fungible with, rank equally with and form a single series with the $750 million of our 7.625% Senior Notes due 2021 initially issued on March 29, 2011. The Notes will have the same CUSIP number assigned to such previously issued notes.

We may redeem any of the Notes, in whole or in part, at any time on or after April 1, 2016 at the applicable redemption prices set forth in this prospectus, plus accrued interest. Before April 1, 2016 we may also redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. In addition, before April 1, 2014, we may redeem up to 35% of the Notes at a redemption price equal to 107.625% of their principal amount, plus accrued interest, using the proceeds of certain equity offerings.

The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by NII Holdings, Inc. and all of its current and future domestic restricted subsidiaries, other than NII Capital Corp. We refer to NII Holdings, Inc. and these domestic subsidiaries as the “guarantors.”

The Notes and the related guarantees (i) will rank equally with all of the existing and future unsecured and unsubordinated indebtedness of NII Capital Corp. and the guarantors and (ii) will be effectively junior to all existing and future secured indebtedness of NII Capital Corp. and the guarantors to the extent of the assets securing that indebtedness. No foreign subsidiaries of NII Holdings, Inc. will initially guarantee the Notes. As a result, the Notes will be structurally subordinated to all existing and future liabilities and obligations of our non-guarantor subsidiaries. Almost all of our business operations and assets are conducted and held by our foreign subsidiaries that will not guarantee the Notes. As of September 30, 2011, our non-guarantor subsidiaries had $4,946.9 million in liabilities outstanding, including $1,485.1 million of indebtedness.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

For a more detailed description of the Notes, see “Description of Notes” beginning on page 33.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 8 and other risks described in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated into this prospectus to read about important factors you should consider before investing in the Notes.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions		%	$
Proceeds, before expenses, to us(1)		%	$

(1)	Plus accrued interest from October 1, 2011, the most recent interest payment date of original issuance of the $750 million of 7.625% Senior Notes due 2021, to the date of issuance of the Notes, which is expected to be on or about December , 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company against payment in New York, New York on December     , 2011.

Joint bookrunning Managers

Deutsche Bank Securities

Credit Suisse

Goldman, Sachs & Co.

J.P. Morgan

Co-Managers

Citigroup

HSBC

Morgan Stanley

Prospectus dated December    , 2011.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement or in any free writing prospectus is current only as of the respective dates of such documents.

In this prospectus, “NII Holdings,” “we,” “us,” “our” and “our company” refer to NII Holdings, Inc. and its subsidiaries, including NII Capital Corp., the issuer of the Notes, as a combined entity, except where it is clear that the terms mean only NII Holdings, Inc. This prospectus also uses the terms “issuer” and “NII Capital” to refer to NII Capital Corp. as a separate entity.

Except as otherwise indicated, all amounts are expressed in U.S. dollars and references to “dollars” and “$” are to U.S. dollars. All historical financial statements incorporated by reference in this prospectus are prepared in accordance with accounting principles generally accepted in the United States.

The distribution of this prospectus and the offering and sale of the Notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Notes. We are not, and the underwriters are not, making any representation to you regarding the legality of an investment in the Notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus before making your investment decision.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2010, and the other documents we refer to and incorporate by reference in this prospectus for a more complete understanding of us and this offering before making an investment decision. In particular, we incorporate important business and financial information in this prospectus by reference. You may obtain a copy of the documents incorporated by reference by following the instructions in the section entitled “Where You Can Find More Information.”

NII Holdings

We provide wireless communication services under the Nextel™ brand, primarily targeted at meeting the needs of customers who use our services in their businesses and individuals that have medium to high usage patterns, both of whom value our multi-function handsets, including our Nextel Direct Connect® feature, and our high level of customer service. Our current networks utilize integrated digital enhanced network, or iDEN, technology developed by Motorola, Inc. to provide our mobile services on the 800 MHz spectrum holdings in all of our markets. Our existing third generation network in Peru utilizes, and our planned third generation networks in Brazil, Mexico and Chile will utilize, WCDMA technology, which is a standards-based technology that is being deployed by carriers throughout the world. These technologies allow us to use our spectrum efficiently and offer multiple wireless services integrated into a variety of handset devices. As we deploy our planned third generation networks, we plan to extend our target market to additional corporate customers and high-value consumers who exhibit above average usage, revenue and loyalty characteristics and who we believe will be attracted to the services supported by our new networks and the quality of our customer service.

Our principal operations located in major business centers and related transportation corridors of Brazil, Mexico, Argentina, Peru and Chile. We provide our services in major urban and suburban centers with high population densities where we believe there is a concentration of the country’s business users and economic activity. We believe that vehicle traffic congestion, low wireline service penetration and the expanded coverage of wireless networks in these major business centers encourage the use of the mobile wireless communications services that we offer. Our planned third generation networks are expected to serve both these major business centers and a broader geographic area in order to reach more potential customers and to meet the requirements of our spectrum licenses.

Organizational Structure

We provide our services through operating companies located in each of our Latin American markets and we refer to our operating companies by the countries in which they operate, such as Nextel Brazil, Nextel Mexico, Nextel Argentina, Nextel Peru and Nextel Chile. All of the operating companies and their subsidiaries are organized under foreign law. Each of the operating companies is owned, directly or indirectly, by intermediary U.S. subsidiaries of NII Holdings. Each of those intermediary U.S. subsidiaries will guarantee the Notes. We refer to the intermediary U.S. subsidiaries that guarantee the Notes as the subsidiary guarantors, and to NII Holdings, the parent company of the issuer, and the subsidiary guarantors collectively as the guarantors.

The following chart represents the corporate organizational structure of NII Holdings and its intermediary U.S. subsidiaries on the date hereof, as well as a summary of cash, cash equivalents and short-term investments and debt, capital leases and other financial obligations at NII Holdings, NII Capital, the subsidiary guarantors and each of our operating segments, as of September 30, 2011. This chart excludes foreign intermediate subsidiaries and the foreign subsidiaries of the operating companies.

U.S. Companies
Issuer of Notes offered hereby
NII Holdings, Inc.
(Guarantor)
• Cash and Short-Term Investments: $1,348.0 million
• $888.3 million principal amount of 3.125% Convertible Notes due 2012
NII Capital Corp.
• $800 million principal amount of 10% senior notes due 2016
• $500 million principal amount of 8.875% senior notes due 2019
• $750 million principal amount of 7.625% senior notes due 2021
Nextel International (Services), Ltd.
(Guarantor)
• Cash and Short-Term Investments: $12.1 million
• Vendor Financing: $32.4 million
NII Aviation, Inc.
(Guarantor)
• $39.8 million Capital Lease Obligations
NII Funding Corp.
(Guarantor)
NII Global Holdings, Inc.
(Guarantor)
Foreign Entities
Foreign Holding Companies
• Cash: $619.3 million
Nextel Mexico
• Cash: $412.2 million
• Tower Financing Obligations: $88.5 million
• Capital Lease Obligations: $64.6 million
Nextel Brazil
• Cash and Short-term Investments: $165.7 million
• Spectrum License Financing: $689.8 million
• Brazil Syndicated Loan Facility: $117.7 million
• Tower Financing Obligations: $65.7 million
• Capital Lease Obligations: $36.9 million
• Import Financing: $176.4 million
• Bank Loans: $125.8 million
• Other Debt: $3.7 million
Nextel Argentina
• Cash: $36.8 million
Nextel Peru
• Cash: $33.6 million
• Peru Syndicated Loan Facility: $105.7 million
• Other Debt: $10.3 million
Nextel Chile
• Cash: $8.7 million

* * * * *

Our corporate headquarters are located at 1875 Explorer Street, Suite 1000, Reston, Virginia 20190, and our telephone number is (703) 390-5100. Our Internet address is www.nii.com. The information contained on our web site is not part of this prospectus.

The Offering

Issuer	NII Capital Corp.

Notes Offered	$500 million aggregate principal amount of 7.625% Senior Notes due 2021. The Notes offered hereby are an additional issuance of, will be fully fungible with, rank equally with and form a single series with the $750 million of our 7.625% Senior Notes due 2021 initially issued on March 29, 2011.

Maturity Date	April 1, 2021.

Interest	7.625% per annum, payable semi-annually in arrears. Interest will accrue from October 1, 2011.

Interest Payment Date	April 1 and October 1 of each year, beginning on April 1, 2012.

Optional Redemption	NII Capital may redeem the Notes, in whole or in part, at any time on or after April 1, 2016 at the applicable redemption prices set forth in this prospectus, plus accrued and unpaid interest. Prior to April 1, 2016, NII Capital may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest as described in “Description of Notes—Optional Redemption.”

Prior to April 1, 2014, NII Capital may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings by NII Holdings at a redemption price of 107.625% of their principal amount, plus accrued and unpaid interest. NII Capital may, however, only make such a redemption if, after the redemption, at least 65% of the aggregate principal amount of the Notes issued under the indenture remains outstanding.

Change of Control	If a change of control of NII Holdings occurs, each holder of Notes may require us to repurchase all of the holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Guarantees	The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by NII Holdings and all of its current and future domestic restricted subsidiaries, other than NII Capital. We refer to NII Holdings and these domestic subsidiaries as the “guarantors.” No foreign subsidiaries will initially guarantee the Notes.

Ranking	The Notes and the guarantees:

•	will be general senior unsecured obligations of NII Capital and the guarantors;

•

will rank equally in right of payment with any future unsecured and unsubordinated indebtedness of NII Capital and the guarantors, including, but not limited to, as of September 30, 2011, NII Capital’s outstanding $800.0 million aggregate principal amount of 10% senior notes due 2016 and the related guarantees thereof by the guarantors, $500.0 million aggregate principal amount of 8.875% senior notes due 2019 and the related guarantees thereof by the guarantors, $750.0 million aggregate principal amount of 7.625% senior notes due 2021 and the related guarantees thereof by the guarantors and, with respect to NII Holdings’ guarantee, NII Holdings’ outstanding $888.3 million aggregate principal amount of 3.125% convertible notes due 2012;

•	will be effectively junior to existing and future secured obligations of NII Capital and the guarantors to the extent of the assets securing such obligations;

•	will be structurally junior to all existing and future liabilities, including trade payables, of NII Holdings’ subsidiaries that do not guarantee the notes; and

•	will be senior in right of payment to any future subordinated indebtedness of NII Capital or any guarantor.

As of September 30, 2011, (i) NII Holdings had $888.3 million principal amount of indebtedness outstanding on an unconsolidated basis (excluding NII Holdings’ guarantee of NII Capital’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021), none of which was secured, (ii) NII Capital had $2,050.0 million aggregate principal amount of indebtedness outstanding, representing NII Capital’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021, and (iii) other than NII Aviation, which had $39.8 million of secured indebtedness outstanding, none of the subsidiary guarantors had any indebtedness outstanding, other than their guarantee of NII Capital’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021. Almost all of our business operations and assets are conducted and held by our foreign subsidiaries that will not guarantee the Notes. As of September 30, 2011, our non-guarantor subsidiaries had $4,946.9 million in liabilities outstanding, including $1,485.1 million of indebtedness.

Certain Covenants	The indenture governing the Notes, among other things, will limit NII Holdings’ ability and the ability of its restricted subsidiaries, including NII Capital, to:

•	incur additional indebtedness and issue preferred stock;

•	create liens or other encumbrances;

•	place limitations on distributions from restricted subsidiaries;

•	pay dividends, acquire shares of our capital stock, make investments,

•	prepay subordinated indebtedness or make other restricted payments;

•	issue or sell capital stock of restricted subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with affiliates; and

•	merge or consolidate with another entity.

The covenants are subject to a number of important qualifications and exceptions that are described in the section “Description of Notes — Certain Covenants.”

Covenant Suspension	During any period of time that (i) the ratings assigned to the Notes by both of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Service are equal to or higher than Baa3 and BBB-, respectively (or, if either such entity ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency), and (ii) no default or event of default has occurred and is continuing, we will not be subject to most of the covenants discussed above with respect to the Notes. In the event that we are not subject to certain covenants for any period of time as a result of the preceding sentence and, on any subsequent date, the rating assigned by either rating agency (or replacement agency) should decline below the level set forth above, then we will thereafter again be subject to such covenants.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting estimated underwriting discounts, commissions and offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, expansion of our existing network, either through capital expenditures for organic growth or acquisitions of other operators; the acquisition of telecommunications spectrum licenses or other assets; the deployment of new network technologies; or the refinancing, repayment or repurchase of outstanding indebtedness.

Risk Factors	You should refer to the section entitled “Risk Factors” on page 8 of this prospectus and other risks discussed in our annual report on Form 10-K for the year ended December 31, 2010 for a discussion of the factors you should carefully consider before deciding to invest in the Notes, including factors affecting forward-looking statements.

RISK FACTORS

Before you make a decision to invest in the Notes, you should be aware of various risks, including the risks described below. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Notes could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking and Cautionary Statements” in this prospectus, other risks described in our annual report on Form 10-K for the fiscal year ended December 31, 2010 and other information in documents we file with the SEC, which are incorporated by reference into this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and included elsewhere or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risk Factors Relating to This Offering

Although the Notes are referred to as “senior notes,” they will be effectively subordinated to NII Capital’s and the guarantors’ secured indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries.

The Notes and the guarantees are unsecured and therefore will be effectively subordinated to the existing and future secured indebtedness of NII Holdings, NII Capital and the subsidiary guarantors to the extent of the assets securing such indebtedness. As of September 30, 2011, NII Aviation, which is one of the subsidiary guarantors, had $39.8 million of secured indebtedness outstanding and NII Holdings, NII Capital and the subsidiary guarantors other than NII Aviation had no secured indebtedness outstanding; however, the indenture governing the Notes permits NII Holdings, NII Capital and the subsidiary guarantors to incur a substantial amount of secured indebtedness. See “Description of Notes.”

If NII Holdings, NII Capital or a subsidiary guarantor becomes insolvent or is liquidated, the lenders under NII Holdings, NII Capital or the subsidiary guarantors’ secured indebtedness will have claims on the assets securing their indebtedness and will have priority over any claim for payment under the Notes or the guarantees to the extent of such security. Accordingly, in the event of a bankruptcy or insolvency, it is possible that there would be no assets remaining after satisfaction of the claims of such secured creditors from which claims of the holders of the Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully. Also, as described below, there are federal and state laws that could invalidate NII Holdings’ and the subsidiary guarantors’ guarantees of the Notes. If that were to occur, the claims of creditors of NII Holdings and those subsidiaries would also rank effectively senior to the Notes, to the extent of the assets of those entities.

None of our foreign subsidiaries has any obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their liabilities, including trade creditors, will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets are made available for distribution to us. Almost all of our business operations and assets are conducted and held by our foreign subsidiaries that will not guarantee the Notes. As of September 30, 2011, our non-guarantor subsidiaries had total liabilities of $4,946.9 million, including outstanding indebtedness of $1,485.1 million.

Contractual provisions in our subsidiaries’ debt agreements, as well as laws restricting the exchange of currencies or expatriating funds, impair the ability of our subsidiaries to make funds available to us to pay debt service.

Because almost all of our business operations and assets are conducted and held by our foreign subsidiaries, we depend on those subsidiaries to provide us with cash to satisfy our obligations, including debt service on the Notes, whether in the form of advances from our subsidiaries, the repayment by our subsidiaries of intercompany loans or the payment of dividends and other distributions from the net earnings and cash flow generated by such subsidiaries. Contractual provisions in the agreements governing the indebtedness of our foreign subsidiaries in Brazil, Mexico, Peru and, Chile and laws or regulations restricting the exchange of currencies or expatriation of funds, as well as any such subsidiary’s financial condition and operating requirements, limit the ability of our foreign subsidiaries to distribute cash or assets to NII Holdings, NII Capital or the subsidiary guarantors. For example, Brazilian law provides that the Brazilian government may, for a limited period of time, impose restrictions on the remittance by Brazilian companies to foreign investors of the proceeds of investments in Brazil. These restrictions may be imposed whenever there is a material imbalance or a serious risk of a material imbalance in Brazil’s balance of payments. The inability to receive sufficient cash from our foreign subsidiaries to satisfy our obligations would require us to obtain additional debt or equity financing or sell assets. There can be no assurance that we would be able to obtain such financing or sell assets at acceptable terms or at all and, under such circumstances, our failure to do so could prevent us from satisfying our obligations, including making payments on the Notes when due.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantors.

The creditors of the guarantors could challenge the guarantees as fraudulent conveyances or on other grounds. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the guarantees could be found to be a fraudulent transfer and declared void if a court determined that the guarantor, at the time it incurred the obligations evidenced by its guarantee, (1) delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the issuance of the guarantee and any of the following three conditions apply:

•	the guarantor was insolvent on the date of the issuance of the guarantee or was rendered insolvent as a result of the issuance of the guarantee;

•	the guarantor was engaged in a business or transaction, or was about to engage in a business or transaction, for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. In any such case, your right to receive payments in respect of the Notes from any such guarantor would be effectively subordinated to all indebtedness and other liabilities of that guarantor.

The indenture governing the notes will contain a “savings clause,” which, for each guarantor that is a subsidiary of ours, limits the liability on such subsidiary’s guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees will suffice, if necessary, to pay the notes in full when due. Furthermore, in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that will be used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. We do not know if that decision will be followed. However, if the TOUSA decision were to be followed or upheld, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

If a court declares the guarantees to be void, or if the guarantees must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the Notes would, with respect to amounts claimed against the guarantors, be subordinated to the indebtedness of the guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations.

No assurance can be given as to the maintenance or liquidity of any trading market for the Notes.

We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system. Although the Notes offered hereby will be fungible with the $750 million of our 7.625% Senior Notes due 2021 initially issued on March 29, 2011, for which a trading market currently exists, we cannot guarantee:

•	that such trading market will be maintained;

•	the liquidity of any trading market for the Notes;

•	your ability to sell the Notes at any time or at all; or

•	the price at which you would be able to sell the Notes.

Liquidity of any market for the Notes and future trading prices of the Notes will depend on many factors, including:

•	prevailing interest rates;

•	our operating results;

•	credit rating or outlook changes; and

•	the market for similar securities.

The trading prices for the Notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the Notes, or the trading market for the Notes, to the extent a trading market for the Notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the Notes.

We may not have sufficient cash flow to make payments on the Notes and our other debt.

Our ability to pay principal and interest on the Notes and our other debt and to fund our planned capital expenditures depends on our future operating performance. Our future operating performance is subject to a number of risks and uncertainties that are often beyond our control, including general economic conditions and financial, competitive, regulatory and environmental factors. For a discussion of some of these risks and uncertainties, see “—Risk Factors Relating to Our Company.” Consequently, we cannot assure you that we will have sufficient cash flow to meet our liquidity needs, including making payments on our indebtedness.

If our cash flow and capital resources are insufficient to allow us to make scheduled payments on the Notes or our other debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

If we cannot make scheduled payments on our debt:

•	the holders of our debt could declare all outstanding principal and interest to be due and payable;

•	the holders of our secured debt could commence foreclosure proceedings against our assets;

•	we could be forced into bankruptcy or liquidation; and

•	you could lose all or part of your investment in the Notes.

Failure to maintain effective internal control over financial reporting and disclosure controls and procedures could create a risk that our financial statements may be unreliable and could have a material adverse effect on our business.

During the fourth quarter of 2010, we identified a material weakness in the design and operation of our internal controls over financial reporting in our Brazil operating segment related to the incorrect recording of payments for, and our right to seek reimbursement for, certain value-added taxes, or VAT. In addition, management concluded that our disclosure controls and procedures were not effective as of September 30, 2010 as a result of our inclusion of revenue-based tax credits in the results for our Brazil operating segment in our press release issued on October 28, 2010 that we later determined we did not, at that time, have sufficient documentation to support the recognition of the credits in the reported amounts. The errors in recording VAT expense and the reporting in our press release of the revenue-based tax credits without sufficient supporting documentation were not material and did not require adjustments to, or restatements of, our financial statements for the prior periods; nevertheless, we determined that our controls were not effective at preventing what could have been material errors in our financial statements. Accordingly, we concluded that the underlying factors contributing to these errors in recording VAT expense and the reporting in our press release of the revenue-based tax credits without sufficient supporting documentation constitute a material weakness in our internal controls over financial reporting. See “Item 9A. Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 24, 2011 and “Item 4. Controls and Procedures” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed on November 8, 2011.

If we are unable to establish and maintain effective internal controls, our ability to accurately and timely report our financial position, results of operations or cash flows or to prevent fraud could be impaired, which could result in restatements of our consolidated financial statements or other material adverse effects on our business, reputation, financial condition, results of operations or liquidity.

From time to time we engage in discussions that could result in a change of control, and upon a change of control NII Capital may not be able to purchase the Notes, which would result in a default under the indenture governing the Notes and would adversely affect our business and financial condition.

From time to time we engage in discussions with or receive proposals from third parties relating to potential acquisitions or strategic transactions that could result in a change of control. At this time, we are not in active negotiations with respect to any such transaction; however, we may enter into such a transaction in the future.

Upon the occurrence of a change of control, each holder of the Notes will have the right to require NII Capital to repurchase all or any part of such holder’s Notes at 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the purchase date. We may not have sufficient funds available to make any required repurchases of the Notes, and we may be unable to receive distributions or advances from our subsidiaries in the future sufficient to meet such repurchase obligation. In addition, restrictions under future debt instruments may not permit NII Capital to repurchase the Notes. If NII Capital fails to repurchase Notes in that circumstance, we will be in default under the indenture governing the Notes. See “Description of Notes—Repurchase at the Option of Holders.”

Risk Factors Relating to Our Company

If we are not able to compete effectively in the highly competitive wireless communications industry, our future growth and operating results will suffer.

Our business involves selling wireless communications services to subscribers, and as a result, our economic success is based on our ability to attract new subscribers and retain current subscribers. Our success will depend on the ability of our operating companies to compete effectively with other telecommunications services providers, including wireline companies and other wireless telecommunications companies, in the markets in which they operate. Our ability to compete successfully will depend on our ability to anticipate and respond to various competitive factors affecting the telecommunications industry, including new services and technologies, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors.

a.	The wireless industries in our markets are highly competitive, making it difficult for us to attract and retain customers. If we are unable to attract and retain customers, our financial performance will be impaired.

Competition in our markets has intensified in recent periods, and we expect that it will continue to intensify in the future as a result of the entry of new competitors and the development of new technologies, products and services. We also expect the current consolidation trend in the wireless industry to continue as companies respond to the need for cost reduction and additional spectrum. This trend may result in larger competitors with greater financial, technical, promotional and other resources to compete with our businesses. In addition, as we expand our marketing and sales focus to include a larger segment of high value consumers, we will be increasingly seeking to attract the same customers as our competitors, many of which are larger companies with more extensive networks, financial resources and benefits of scale that allow them to spend more money on marketing and advertising than us.

Among other things, our competitors have:

•	provided increased handset subsidies;

•	offered higher commissions to distributors;

•	provided discounted or free airtime or other services;

•	expanded their networks to provide more extensive network coverage;

•	developed and deployed networks that use new technologies and support new or improved services;

•	offered incentives to larger customers to switch service providers, including reimbursement of cancellation fees; and

•	offered bundled telecommunications services that include local, long distance and data services.

We anticipate that competition will lead to continued significant advertising and promotional spending as well as continued pressure on prices for voice services and handsets. In addition, portability requirements, which enable customers to switch wireless providers without changing their wireless numbers, have been implemented or are proposed to be implemented in all of our markets. These developments and actions by our competitors could negatively impact our operating results and our ability to attract and retain customers. The cost of adding new customers may increase, reducing profitability even if customer growth continues. If we are unable to respond to competition and compensate for declining prices by adding new customers, increasing usage and offering new services, our revenues and profitability could decline.

b.	If we do not keep pace with rapid technological changes, including a failure to complete the deployment of our third generation networks and new technology that supports services on these networks, we may not be able to attract and retain customers.

The wireless telecommunications industry is experiencing significant technological change. For example, competitors in each of our markets have launched upgraded third generation networks designed to support services that use high speed data transmission capabilities, including internet access and video telephony. Although not in our markets yet, fourth generation networks with enhanced data speed and capacity have been launched in some markets around the world and could be launched by our competitors in markets in which we operate in the future. These and other future technological advancements may enable competitors who use other wireless technologies to offer features or services we cannot provide or exceed the quality of our current level of service, thereby making the services we offer less competitive.

The 800 MHz spectrum that our operating companies are licensed to use is non-contiguous while the third generation technology platforms that are currently available operate only on contiguous spectrum. While in Brazil, Mexico, Chile and Peru we have rights to use spectrum that supports third generation technology, we have only recently launched the third generation services in Peru and are only beginning to develop and deploy these networks in Brazil, Mexico and Chile, which gives our competitors a significant time-to-market advantage. In addition, in

Argentina, we do not hold rights to use additional spectrum in bands that would facilitate a transition to a new network technology, which could make it more difficult or impossible for us to deploy a third generation network in Argentina.

Deploying the third generation networks in Brazil, Mexico, Chile and Peru requires a significant amount of time and capital. If we are unable to acquire additional spectrum in Argentina or are unsuccessful in our efforts to deploy our planned third generation networks in Brazil, Mexico, Chile and Peru, or if we are unable to raise sufficient capital to pay for those efforts, we will continue to be heavily reliant on Motorola, as the sole supplier of iDEN technology, to maintain the competitiveness of our services and customer equipment. If Motorola is unwilling or unable to upgrade or improve iDEN technology or develop other technology solutions to meet future advances in competing technologies on a timely basis, or at an acceptable cost, we will be less able to compete effectively and could lose customers to our competitors. For more information, see “Costs, regulatory requirements and other problems we encounter as we deploy our third generation networks could adversely affect our operations. The deployment of new technology and service offerings could distract management from our current business operations or cause network degradation and loss of customers.”

As we deploy our third generation networks, we must develop, test and deploy new supporting technologies, software applications and systems intended to enhance our competitiveness both by supporting services our customers have come to expect like push-to-talk services and new services and features and by reducing the costs associated with providing these services. Successful deployment and implementation of new services and technology on our WCDMA networks depend, in part, on the willingness and ability of third parties to develop successful new applications in a timely manner. We may not be able to successfully complete the development and deployment of new technology and related features or services in a timely manner, and the features and services we do develop may not be widely accepted by our subscribers or may not be profitable, which could result in us failing to recover our investment in this new technology. Any resulting subscriber dissatisfaction could affect our ability to retain subscribers and could have an adverse effect on our results of operations and growth prospects.

c.	Some of our competitors are financially stronger than we are, which may limit our ability to compete based on price.

Because of their size, scale and resources, and in some cases ownership by larger companies, some of our competitors may be able to offer services to customers at prices that are below the prices that our operating companies can offer for comparable services. Many of our competitors are well-established companies that have:

•	substantially greater financial and marketing resources;

•	larger customer bases;

•	larger spectrum positions; and

•	larger coverage areas than those of our operating companies.

If we cannot compete effectively based on the price of our service offerings and related cost structure, our results of operations may be adversely affected.

d.	The network and subscriber equipment we currently use and expect to use is more expensive than the equipment used by our competitors, which may limit our ability to compete.

Our iDEN networks utilize a proprietary technology developed and designed by Motorola that relies solely on the efforts of Motorola and any current or future licensees of this technology for product development and innovation. Additionally, Motorola is the primary supplier for the network equipment and handsets we sell for use on our iDEN networks. In contrast, all of our competitors use infrastructure and customer equipment that are based on standard technologies like the global system for mobile communications standard, or GSM, and WCDMA, which are substantially more widely used technologies than iDEN, are available from a significant number of suppliers and are produced in much larger quantities for a worldwide base of customers. As a result, our competitors benefit from economies of scale and lower costs for handsets and infrastructure equipment than are available to us for services on our iDEN network. In addition, because we plan to continue to use high performance push-to-talk service capabilities as a key differentiator, we expect that the cost of handsets capable of supporting those differentiated services on our third generation networks will be higher because they will not be produced at scale levels comparable with more standard WCDMA handsets. These factors, as well as the higher cost of our handsets and other equipment may make it more difficult for us to attract or retain customers, and may require us to absorb a comparatively larger cost of offering handsets to new and existing customers. The combination of these factors may place us at a competitive disadvantage and may reduce our growth and profitability.

e.	Our operating companies may face disadvantages when competing against formerly government-owned incumbent wireline operators or wireless operators affiliated with them.

In some markets, our operating companies may not be able to compete effectively against a formerly government-owned monopoly telecommunications operator, which today enjoys a near monopoly on the provision of wireline telecommunications services and may have a wireless affiliate or may be controlled by shareholders who also control a wireless operator. For example, Telcel, which is one of our largest competitors in Mexico, is an affiliate of Telefonos de Mexico, S.A.B. de C.V., which provides wireline services in Mexico and was formerly a government-owned monopoly. Similarly, in Peru, we compete with Telefonica Moviles, which is an affiliate of the Telefonica del Peru, S.A.A., which operates wireline services in Peru and was formerly a government-owned monopoly. Our operating companies may be at a competitive disadvantage in these markets because formerly government-owned incumbents or affiliated competitors may have:

•	close ties with national regulatory authorities;

•	control over connections to local telephone lines; or

•	the ability to subsidize competitive services with revenues generated from services they provide on a monopoly or near-monopoly basis.

Our operating companies may encounter obstacles and setbacks if local governments adopt policies favoring these competitors or otherwise afford them preferential treatment. As a result, our operating companies may be at a competitive disadvantage to incumbent providers, particularly as our operating companies seek to offer new telecommunications services.

f.	Our coverage is not as extensive as those of other wireless service providers in our markets, which may limit our ability to attract and retain customers.

We have recently expanded the coverage of our iDEN networks, particularly in Mexico and Brazil, and we are either deploying or planning to deploy WCDMA networks in Brazil, Mexico, Chile and Peru that are generally expected to serve a wider coverage area than our iDEN networks, but our current networks do not offer nationwide coverage in the countries in which we operate and our iDEN technology limits our potential roaming partners for customers solely on iDEN networks. As a result, we may not be able to compete effectively with competitors that operate mobile networks with more extensive areas of service. Additionally, many of our competitors have entered into reciprocal roaming agreements that permit their customers to roam on the other parties’ networks. The iDEN technology that we currently use in our networks is not compatible with the technology used by our competitors. Although some of the handset models that we sell are compatible with both iDEN 800 MHz and GSM 900/1800 MHz systems, we offer very few of these models and, as such, we are more limited in our ability to offer the breadth of roaming capabilities of our competitors. In addition, our customers are not able to roam on other carriers’ networks where we do not have roaming agreements. These factors may limit our ability to attract and retain certain customers.

We have entered into roaming agreements with respect to third generation services in Chile that enable our customers to roam within Chile in areas where we do not offer network coverage, and our goal is to enter into similar national roaming agreements in Brazil and Mexico, although there is no guarantee we will be able to execute agreements to cover all or any of the areas in these countries where we do not have network coverage before or near the time of the commercial launch of our WCDMA-based services in these countries. In addition, we have entered into agreements that allow our customers to utilize roaming services in other countries using the handsets that are compatible with iDEN and/or GSM systems. For handsets that operate on our WCDMA-based third generation network in Peru, we have entered into similar agreements with providers in a more limited group of countries that allow our Peruvian third generation customers to utilize roaming services in those countries.

g.	If our current customer turnover rate increases, our business could be negatively affected.

In recent years, we have experienced a higher consolidated customer turnover rate compared to earlier periods, which resulted primarily from the combined impact of weaker economic conditions and the more competitive sales environments in the markets in which we operate. In addition, the deployment of our third generation networks and expansion of our target market to consumers, including through increased use of prepaid and hybrid post and prepaid payment terms as part of our service plans, could have an adverse impact on our customer turnover rate in the future. Subscriber losses adversely affect our business, financial condition and results of operations because these losses result in lost revenues and cash flow. Although attracting new subscribers and retaining existing subscribers are both important to the financial viability of our business, there is an added focus on retaining existing subscribers because the cost of acquiring a new customer is much higher. Accordingly, an increase in customer deactivations could have a negative impact on our results, even if we are able to attract new customers at a rate sufficient to offset those deactivations. If we experience an increase in our customer turnover rate, our ability to achieve revenue growth and our profitability could be impaired.

h.	We may be limited in our ability to grow unless we successfully deploy our third generation networks, expand network capacity and address increased demands on our business systems and processes.

Our customer base continues to grow rapidly. To continue to successfully increase our number of customers and pursue our business plan, we must economically:

•	deploy our planned third generation networks;

•	expand the capacity of our iDEN networks and the capacity and coverage of our third generation networks;

•	secure sufficient transmitter and receiver sites at appropriate locations to meet planned system coverage and capacity targets;

•	obtain adequate quantities of base radios and other system infrastructure equipment; and

•	obtain an adequate volume and mix of handsets to meet customer demand.

In particular, the deployment of our planned third generation networks will require us to deploy a significant number of new transmitter sites to meet the expanded coverage requirements for those networks resulting from differences in our commercial strategies, differences in the propagation characteristics of the spectrum bands being used to support those networks and the coverage requirements associated with the spectrum licenses being utilized for those networks. The effort required to locate and build a significant number of additional transmitter sites across our markets in coming years will be substantial, and our failure to meet this demand could delay or impair the deployment of our third generation networks, which would adversely affect our business.

We have experienced significant subscriber growth in recent years, which has put demands on the capacity of our networks and our supporting systems. Our operating performance and ability to retain new customers may be adversely affected if we are not able to timely and efficiently meet the demands for our services and address any increased demands on our customer service, billing and other back-office functions. In addition, we are deploying new systems that are designed to support our sales, marketing and customer management functions, but the implementation of these new systems could heighten these risks or could distract management’s focus from day-to-day operations and goals. Problems we may encounter in deploying these new systems could have a material adverse effect on our business.

i.	If our networks do not perform in a manner that meets customer expectations, we will be unable to attract and retain customers.

Customer acceptance of the services we offer on our networks is and will continue to be affected by technology-based differences and by the operational performance and reliability of these networks. We may have difficulty attracting and retaining customers if we are unable to satisfactorily address and resolve performance or other transmission quality issues as they arise or if these issues limit our ability to deploy or expand our network capacity as currently planned or place us at a competitive disadvantage to other wireless providers in our markets.

We operate exclusively in foreign markets, and our assets, customers and cash flows are concentrated in Latin America, which presents risks to our operating plans.

a.	A decline in foreign exchange rates for currencies in our markets may adversely affect our growth and our operating results.

Historically, in the countries in which we do business, the values of the local currencies in relation to the U.S. dollar have been volatile. The unstable global economic environment and recent weakness in the economies of some of the countries where we operate has led to increased volatility in these currencies. Nearly all of our revenues are earned in non U.S. currencies, but we report our results in U.S. dollars. As a result, fluctuations in foreign currency exchange rates can have a significant impact on our reported results that are unrelated to the operating trends in our business. In addition, a significant portion of our outstanding debt is denominated in U.S. dollars. A decline in the values of the local currencies in the markets in which we operate makes it more costly for us to service our U.S. dollar-denominated debt obligations and affects our operating results because we generate nearly all of our revenues in foreign currencies, but we pay for some of our operating expenses and capital expenditures in U.S. dollars. Further, because we report our results of operations in U.S. dollars, declines in the value of local currencies in our markets relative to the U.S. dollar result in reductions in our reported revenues, operating income and earnings, as well as a reduction in the carrying value of our assets, including the value of cash investments held in local currencies. Depreciation of the local currencies also results in increased costs to us for imported equipment. Accordingly, if the values of local currencies in the countries in which our operating companies conduct business depreciate relative to the U.S. dollar, we would expect our operating results in future periods, and the value of our assets held in local currencies, to be adversely affected.

b.	We face economic and political risks in our markets, which may limit our ability to implement our strategy and our financial flexibility and may disrupt our operations or hurt our performance.

Our operations depend on the economies of the markets in which our operating companies conduct business, all of which are considered to be emerging markets. These markets are in countries with economies in various stages of development, some of which are subject to volatile economic cycles and significant, rapid fluctuations in terms of commodity prices, local consumer prices, employment levels, gross domestic product, interest rates and inflation rates, which have been generally higher, and in prior years, significantly higher than the inflation rate in the United States. If these economic fluctuations and higher inflation rates make it more difficult for customers to pay for our products and services, we may experience lower demand for our products and services and a decline in the growth of their customer base and in revenues.

In recent years, the economies in some of the markets in which we operate have also been negatively affected by volatile political conditions and, in some instances, by significant intervention by the relevant government authorities relating to economic and currency exchange policies. We are unable to predict the impact that local or national elections and the associated transfer of power from incumbent officials or political parties to newly elected officials or parties may have on the local economy or the growth and development of the local telecommunications industry. Changes in leadership or in the ruling party in the countries in which we operate may affect the economic programs developed under the prior administration, which in turn, may adversely affect the economies in the countries in which we operate. Other risks associated with political instability could include the risk of expropriation or nationalization of our assets by the governments in the markets where we operate. Although political, economic and social conditions differ in each country in which we currently operate, political and economic developments in one country or in the United States may affect our business as a whole, including our access to international capital markets.

c.	Our operating companies are subject to local laws and government regulations in the countries in which they operate, and we are subject to the U.S. Foreign Corrupt Practices Act, which could limit our growth and strategic plans and negatively impact our financial results.

Our operations are subject to local laws and regulations in the countries in which we operate, which may differ from those in the United States. We could become subject to legal penalties in foreign countries if we do not comply with local laws and regulations, which may be substantially different from those in the United States. In some foreign countries, particularly in those with developing economies, persons may engage in business practices that are prohibited by United States regulations applicable to us such as the Foreign Corrupt Practices Act, or the FCPA. The FCPA prohibits us from providing anything of value to foreign officials for the purpose of influencing official decisions or obtaining or retaining business. Our employees and agents interact with government officials on our behalf, including interactions necessary to obtain licenses and other regulatory approvals necessary to operate our business and through contracts to provide wireless service to government entities, creating a risk of payment that would violate the FCPA. Although we have implemented policies and procedures designed to ensure compliance with local laws and regulations as well as U.S. laws and regulations, including the FCPA, there can be no assurance that all of our employees, consultants, contractors and agents will abide by our policies. The penalties for violating the FCPA can be severe. Any violations of law, even if prohibited by our policies, could have a material adverse effect on our business.

In addition, in each market in which we operate, one or more regulatory entities regulate the licensing, construction, acquisition, ownership and operation of our wireless communications systems. Adoption of new regulations, changes in the current telecommunications laws or regulations or changes in the manner in which they are interpreted or applied could adversely affect our operations. In some markets, we are unable, or have limitations on our ability, to provide some types of services we have planned to offer. These limitations, or similar regulatory prohibitions or limitations on our services that may arise in the future could increase our costs, reduce our revenues or make it more difficult for us to compete.

The regulatory schemes in the countries in which we operate allow third parties, including our competitors, to challenge our actions. If our competitors are successful in pursuing claims such as these, or if the regulators in our markets take actions against us in response to actions initiated by our competitors, our ability to pursue our business plans and our results of operations could be adversely affected. For example, in Mexico, certain aspects of the spectrum auctions completed in 2010, including the processes used to adopt the rules applicable to the auctions, the terms of those rules, the implementation of the auction process, the grant of the spectrum license to Nextel Mexico and its right to use the spectrum have been challenged in a number of legal and administrative proceedings brought primarily by our competitors in Mexico. While we believe that the auction rules were adopted consistent with applicable legal requirements in Mexico, the auction process was conducted properly and the licenses were awarded to Nextel Mexico in accordance with the auction rules, it is uncertain whether these proceedings will affect our ability to use the spectrum granted pursuant to those licenses. If these proceedings were to result in a loss of, or the imposition of a significant limitation of our ability to use, the spectrum awarded to Nextel Mexico, our plans to deploy the third generation network in Mexico could be adversely affected, which would have an adverse effect on our business. Similar challenges could arise with respect to future spectrum auctions in which we are a participant, and these challenges could adversely affect our ability to acquire the rights to use spectrum that would provide us with the ability to deploy new technologies that support new services that would position us to compete more effectively.

Finally, rules and regulations affecting tower placement and construction affect our ability to operate in each of our markets, and therefore impact our business strategies. In some of our markets, local governments have adopted very stringent rules and regulations related to the placement and construction of wireless towers, or have placed embargoes on some of the cell sites owned by our operating companies, which can significantly impede the planned expansion of our service coverage area, eliminate existing towers, result in unplanned costs, negatively impact network performance and impose new and onerous taxes and fees. Our licenses to use spectrum in some of our markets require us to build our networks within proscribed time periods, and rules and regulations affecting tower placement and construction could make it difficult to meet our build requirements in a timely manner or at all, which could lead us to incur unplanned costs or result in the loss of spectrum licenses.

d.	We pay significant import duties on our network equipment and handsets, and any increases could impact our financial results.

Our operations are highly dependent upon the successful and cost-efficient importation of network equipment and handsets from North America, Asia and, to a lesser extent, from Europe. Network equipment and handsets may be subject to significant import duties and other taxes in the countries in which our operating companies conduct business. Any significant increase in import duties in the future could significantly increase our costs. To the extent we cannot pass these costs on to our customers, our financial results will be negatively impacted.

e.	We are subject to foreign taxes in the countries in which we operate, which may reduce amounts we receive from our operating companies or may increase our tax costs.

Many of the foreign countries in which we operate have increasingly turned to new taxes, as well as aggressive interpretations of current taxes, as a method of increasing revenue. For example, the Mexican government has enacted an excise tax on telecommunications services, increased the value-added tax rate and enacted an increase to the corporate income tax rate. In addition, our operating company in Brazil is required to pay two types of income taxes, which include a corporate income tax and a social contribution tax and is subject to various types of non-income related taxes, including value-added tax, excise tax, service tax, importation tax and property tax. In addition, the reduction in tax revenues resulting from the recent economic downturn has led to proposals and new laws in some of our markets that increase the taxes imposed on sales of handsets and on telecommunications services. The provisions of new tax laws may attempt to prohibit us from passing these taxes on to our customers. These taxes may reduce the amount of earnings that we can generate from our services or in some cases may result in operating losses.

Distributions of earnings and other payments, including interest, received from our operating companies may be subject to withholding taxes imposed by some countries in which these entities operate. Any of these taxes will reduce the amount of after-tax cash we can receive from those operating companies.

In general, a U.S. corporation may claim a foreign tax credit against its Federal income tax expense for foreign withholding taxes and, under certain circumstances, for its share of foreign income taxes paid directly by foreign corporate entities in which the company owns 10% or more of the voting stock. Our ability to claim foreign tax credits is, however, subject to numerous limitations, and we may incur incremental tax costs as a result of these limitations or because we do not have U.S. Federal taxable income.

We may also be required to include in our income for U.S. Federal income tax purposes our proportionate share of specified earnings of our foreign corporate subsidiaries that are classified as controlled foreign corporations, without regard to whether distributions have been actually received from these subsidiaries.

Nextel Brazil has received various assessment notices from state and federal Brazilian authorities asserting deficiencies in payments related primarily to value-added taxes, excise taxes on imported equipment and other non-income based taxes. Nextel Brazil has filed various administrative and legal petitions disputing these assessments. In some cases, Nextel Brazil has received favorable decisions, which are currently being appealed by the respective governmental authority. In other cases, Nextel Brazil’s petitions have been denied, and Nextel Brazil is currently appealing those decisions. Nextel Brazil is also disputing various other claims. See Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2010 for more information regarding our potential tax obligations in Brazil.

f.	We have entered into a number of agreements that are subject to enforcement in foreign countries, which may limit efficient dispute resolution.

A number of the agreements that we and our operating companies enter into with third parties are governed by the laws of, and are subject to dispute resolution in the courts of or through arbitration proceedings in, the countries or regions in which the operations are located. We cannot accurately predict whether these forums will provide effective and efficient means of resolving disputes that may arise. Even if we are able to obtain a satisfactory decision through arbitration or a court proceeding, we could have difficulty enforcing any award or judgment on a timely basis. Our ability to obtain or enforce relief in the United States is also uncertain.

Costs, regulatory requirements and other problems we encounter as we deploy our third generation networks could adversely affect our operations. The deployment of new technology and service offerings could distract management from our current business operations or cause network degradation and loss of customers.

We have acquired or successfully bid for new spectrum rights and have deployed or begun to deploy new third generation networks using that spectrum so that we may offer our customers new services supported by those networks. The rights to use this new spectrum come with significant regulatory requirements governing the coverage of our new networks and the timing of deployment of these networks. If we fail to meet these regulatory requirements, the applicable regulators could take action to revoke our spectrum rights. In addition, our deployment of these new networks will require significant capital expenditures and will result in incremental operating expenses prior to fully launching services. Costs could increase beyond expected levels in the event of unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes, problems with network or systems compatibility, equipment unavailability and technological or other complications. In addition, our ability to attract and support customers that use these new networks could be adversely affected if we are unable to successfully coordinate the deployment of those networks with our customer care, billing, order fulfillment and other back-office operations. In addition, we are deploying new systems that are designed to support our sales, marketing and customer management functions. The efforts associated with the deployment of our new networks and these supporting systems will require substantial management time and attention, which could distract management’s focus from our day-to-day operations and goals, which could have an adverse effect on our results of operations.

Deployment of new technology supporting new service offerings may also adversely affect the performance or reliability of our networks with respect to both the new and existing services and may require us to take action like curtailing new customers in certain markets. Any resulting customer dissatisfaction could affect our ability to retain customers and have an adverse effect on our results of operations and growth prospects.

Additionally, we will need to raise additional funds in order to finance the costs associated with the development and deployment of our new networks. To do so, we may issue shares of common stock or incur new debt. Our ability to raise additional capital on acceptable terms to meet our funding needs will depend on the conditions in the financial markets. See “We are dependent on external financing to meet our future funding needs and debt service requirements, and adverse changes in economic conditions could negatively impact our access to the capital markets. If we are unable to obtain financing when needed and on terms acceptable to us, our business may be adversely affected.” and “Our current and future debt may limit our flexibility and increase our risk of default.” for more information.

We are dependent on external financing to meet our future funding needs and debt service requirements, and adverse changes in economic conditions could negatively impact our access to the capital markets. If we are unable to obtain financing when needed and on terms acceptable to us, our business may be adversely affected.

We are dependent on external financing to meet our future funding needs and debt service requirements. Our current plans to deploy and operate new third generation networks, as well as the costs associated with marketing and distribution of our related services requires substantial capital. In addition, we have significant outstanding indebtedness that will mature over the next five years, including most of the $223.3 million in our outstanding loan facilities and $888.3 million, as of September 30, 2011, in convertible debt that is scheduled to mature in 2012. Based on the level of capital needed to support our current plans, we believe it will be necessary for us to refinance or replace a significant portion of this indebtedness.

Our funding needs may also increase to pursue one or more of the following opportunities:

•

acquisitions of spectrum licenses, either through government sponsored auctions, including auctions of spectrum that are expected to occur in Argentina, or through acquisitions of third parties, acquisitions of assets or businesses or other strategic transactions;

•

a decision by us to deploy new network technologies, in addition to the planned third generation network deployments in Brazil, Mexico, Peru and Chile, or to offer new communications services in one or more of our markets; or

•	our expansion into new markets or further geographic expansion in our existing markets, including the construction of additional portions of our network.

Our funding needs could also be affected by changes in economic conditions in any of our markets generally, or by changes to competitive practices in the mobile wireless telecommunications industry from those currently prevailing or those now anticipated, or by other presently unexpected circumstances that may arise that have a material effect on the cash flow or profitability of our business. In addition, upon the occurrence of certain kinds of change of control events, we may be required to repurchase or repay a significant portion of our outstanding debt. Any of these events or circumstances could involve significant additional funding needs in excess of the currently available sources and could require us to raise additional capital to meet those needs.

It will be necessary for us to access the credit and capital markets to support the combined funding requirements relating to: (i) the growth of our business, (ii) the acquisition of additional spectrum, (iii) capital expenditures in connection with the expansion and improvement of our wireless networks and the deployment of our planned third generation networks in Brazil, Mexico and Chile and (iv) the repayment of our existing indebtedness. While we believe that our current cash balances, the funds we expect to generate in our business and the funding opportunities that we believe are currently available to us will be sufficient to meet these funding needs, if there is an adverse change in capital market conditions similar to what occurred in 2008 and early 2009, our access to the necessary funding may be limited and the cost of funding could increase, which could make it more difficult for us to raise the capital we need to support our plan. If this occurs, our cash, cash equivalent and investment balances could be significantly depleted by the end of 2012. Our ability to obtain additional capital is subject to a variety of additional factors that we cannot presently predict with certainty, including the commercial success of our operations, volatility and demand of the capital markets and future market prices of our securities. If we fail to obtain suitable financing when it’s required, it could, among other things, result in our inability to implement our current or future business plans and negatively impact our results of operations.

Our current and future debt may limit our flexibility and increase our risk of default.

As of September 30, 2011, the total outstanding principal amount of our debt was $4,495.6 million. We may, over time and as market conditions permit, incur significant additional indebtedness for various purposes, which may include, without limitation, expansion of our existing network, the acquisition of telecommunications spectrum licenses or other assets, the deployment of new network technologies and the refinancing, repayment or repurchase of outstanding indebtedness. The terms of the indentures governing our existing senior notes and the agreements governing our other indebtedness permit us, subject to specified limitations, to incur additional indebtedness, including secured indebtedness.

Our existing debt and debt we may incur in the future could:

•

limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete and increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing that we may need to fund our business; and

•	place us at a disadvantage compared to our competitors that have less indebtedness.

Furthermore, the indentures relating to our senior notes and certain of our financing agreements include covenants that impose restrictions on our business and, in some instances, require us and our subsidiaries to maintain specified financial ratios and satisfy financial tests. Similar restrictions may be contained in future financing agreements. If we or our subsidiaries are not able to meet the applicable ratios and satisfy other tests, or if we fail to comply with any of the other restrictive covenants that are contained in our current or future financing agreements, we will be in default with respect to one or more of the applicable financing agreements, which in turn may result in defaults under the remaining financing arrangements, giving our lenders and the holders of our debt securities the right to require us to repay all amounts then outstanding. In addition, these covenants and restrictions may prevent us from raising additional financing, competing effectively or taking advantage of new business opportunities, which may affect our ability to generate revenues and profits.

Our ability to meet our existing or future debt obligations and to reduce our indebtedness will depend on our future performance and the other cash requirements of our business. Our performance, to a certain extent, is subject to general economic conditions and financial, business, political and other factors that are beyond our control. We cannot assure you that we will continue to generate cash flow from operations at or above current levels, that we will be able to meet our cash interest payments on all of our debt or that the related assets currently owned by us will continue to benefit us in the future.

The costs we incur to connect our operating companies’ networks with those of other carriers are subject to local laws in the countries in which they operate and may increase, which could adversely impact our financial results.

Our operating companies must connect their telecommunication networks with those of other carriers in order to provide the services we offer. We incur costs relating to these interconnection arrangements and for local and long distance transport services relating to the connection of our transmitter sites and other network equipment. These costs include interconnection charges and fees, charges for terminating calls on the other carriers’ networks and transport costs, most of which are measured based on the level of our use of the related services. We are able to recover a portion of these costs through revenues earned from charges we are entitled to bill other carriers for terminating calls on our network, but because users of mobile telecommunications services who purchase those services under contract generally, and business customers like ours in particular, tend to make more calls that terminate on other carriers’ networks and because we have a smaller number of customers than most other carriers, we incur more charges than we are entitled to receive under these arrangements. The terms of the interconnection and transport arrangements, including the rates that we pay, are subject to varying degrees of local regulation in most of the countries in which we operate, and often require us to negotiate agreements with the other carriers, most of whom are our competitors, in order to provide our services. In some instances, other carriers offer their services to some of their subscribers at prices that are near or lower than the rates that we pay to terminate calls on their networks, which may make it more difficult for us to compete profitably. Our costs relating to these interconnection and transport arrangements are subject to fluctuation both as a result of changes in regulations in the countries in which we operate and the negotiations with the other carriers. Changes in our customers’ calling patterns that result in more of our customers’ calls terminating on our competitors’ networks and changes in the interconnection arrangements either as a result of regulatory changes or negotiated terms that are less favorable to us could result in increased costs for the related services that we may not be able to recover through increased revenues, which could adversely impact our financial results.

Because we rely on one supplier for equipment used in our iDEN networks, any failure of that supplier to perform could adversely affect our operations.

Much of the spectrum that our operating companies are licensed to use, other than the spectrum that we have recently acquired and plan to use to support our third generation networks, is non-contiguous, and Motorola’s iDEN technology is the only widespread, commercially available technology that operates on non-contiguous spectrum. As a result, Motorola is the primary supplier for the network equipment and handsets we sell for use on our iDEN networks. If Motorola fails to deliver system infrastructure equipment and handsets or enhancements to the features and functionality of our networks and handsets on a timely, cost-effective basis, we may not be able to adequately service our existing customers or attract new customers. Nextel Communications, a subsidiary of Sprint Nextel, is currently the largest customer of Motorola with respect to iDEN technology and, in the past, has provided significant support with respect to new product development for that technology. Sprint Nextel’s recently announced plans to decommission its iDEN network over the coming years could affect Motorola’s ability or willingness to provide support for the development of new iDEN handset models or enhancements to the features and functionality of our iDEN networks without us funding that development or agreeing to significant purchase commitments. This decommissioning could make it more difficult or costly for us to compete effectively in markets where we have not yet deployed our planned third generation networks. Lower levels of iDEN equipment purchases by Sprint Nextel could also increase our costs for network equipment and new network features, affect the development of new handsets and could impact Motorola’s willingness to support iDEN technology beyond their current commitments. We expect to continue to rely principally on Motorola for the manufacture of a substantial portion of the equipment necessary to construct, enhance and maintain our iDEN-based networks and for the manufacture of iDEN compatible handsets. Accordingly, if Motorola is unable to, or determines not to, continue supporting or enhancing our iDEN-based infrastructure and handsets, including potentially as a result of adverse developments affecting Motorola’s operations, profitability, and financial condition or other business developments, we will be materially adversely affected.

In early 2011, Motorola completed a separation of its mobile devices and home division into two separate public entities: Motorola Mobility, Inc., to which our iDEN handset supply agreements have been assigned; and Motorola Solutions, Inc., to which our iDEN network infrastructure supply agreements have been assigned. We have entered into arrangements with Motorola that have now been assigned to and assumed by Motorola Solutions and Motorola Mobility and that are designed to provide us with a continued source of iDEN network equipment and handsets in an environment in which Sprint Nextel’s purchases and support of future development of that equipment have declined. In August 2011, Google, Inc. announced its intent to acquire the Motorola Mobility entity. We do not currently expect any change to Motorola’s commitment to deliver iDEN network equipment and handsets as a result of Google’s planned acquisition of Motorola Mobility, which has not yet been completed.

In addition, in July 2010, Motorola Solutions announced that it had reached an agreement to sell certain of its operations relating to the manufacture of network equipment to Nokia Siemens Networks. Although Motorola Solutions has announced that the sale does not include its iDEN business, it is uncertain whether or to what extent the sale by Motorola Solutions of its other network equipment businesses could impact Motorola Solutions’ ability to support its iDEN infrastructure business. While we cannot currently determine the impact of these transactions on Motorola Mobility’s and Motorola Solutions’ respective iDEN businesses, Motorola Mobility’s and Motorola Solutions’ obligations under our existing agreements, including the obligation to supply us with iDEN handsets and network equipment, remain in effect.

Our reliance on indirect distribution channels for a significant portion of our sales exposes us to the risk that our sales could decline or cost of sales could increase if there are adverse changes in our relationships with, or the condition of, our indirect dealers.

Our business depends heavily upon third party distribution channels for securing a substantial portion of the new customers to our services. In some of our markets, a significant portion of our sales through these indirect distribution channels is concentrated in a small number of third party dealers. Because these third party dealers are a primary contact between us and the customer in many instances, they also play an important role in customer retention. As a result, the volume of our new customer additions and our ability to retain customers could be adversely affected if these third party dealers terminate their relationship with us, if there are adverse changes in our relationships with these dealers or if the financial condition of these dealers deteriorates. In addition, our profitability could be adversely affected if we increase commissions to these dealers or make other changes to our compensation arrangements with them.

If our licenses to provide mobile services are not renewed, or are modified or revoked, our business may be restricted.

Wireless communications licenses and spectrum allocations are subject to ongoing review and, in some cases, to modification or early termination for failure to comply with applicable regulations. If our operating companies fail to comply with the terms of their licenses and other regulatory requirements, including installation deadlines and minimum loading or service availability requirements, their licenses could be revoked. This is particularly true with respect to the grants of licenses for spectrum we plan to use to support our third generation networks, most of which impose strict deadlines for the construction of network infrastructure and supporting systems as a condition of this license. Further, compliance with these requirements is a condition for eligibility for license renewal. Most of our wireless communications licenses have fixed terms and are not renewed automatically. Because governmental authorities have discretion as to the grant or renewal of licenses, our licenses may not be renewed or, if renewed, renewal may not be on acceptable economic terms. For example, under existing regulations, our licenses in Brazil and Peru are renewable once, and no regulations presently exist regarding how or whether additional renewals will be granted in future periods. In Mexico, we have filed applications to renew 31 of our licenses, all of which expired prior to their renewal. Nextel Mexico subsequently received renewals of 19 of the expired licenses. While we expect that the remainder of these renewals will be granted, if some or all of these renewals are not granted, it could have an adverse effect on our business. In addition, the regulatory schemes in the countries in which we operate allow third parties, including our competitors, to challenge the award and use of our licenses. If our competitors are successful in pursuing claims such as these, or if regulators in our markets take actions modifying or revoking our licenses in response to these claims, our ability to pursue our business plans, including our plans to deploy third generation networks, and our results of operations could be adversely affected.

Any modification or termination of our trademark license with Nextel Communications could increase our costs.

Nextel Communications has licensed to us the right to use “Nextel” and other of its trademarks on a perpetual royalty-free basis in Latin America. However, that license is limited to the use of the trademarks in connection with the offering of specified services, which may not include all of the services we propose to offer in the future, and Nextel Communications may terminate the license on 60 days notice if we commit one of several specified defaults (namely, unauthorized use, failure to maintain agreed quality controls or a change in control of NII Holdings). If there is a change in control of one of our subsidiaries, upon 90 days notice, Nextel Communications may terminate the sublicense granted by us to the subsidiary with respect to the licensed marks. The loss of the use of the “Nextel” name and trademark could have a material adverse effect on our operations.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

We caution you that this prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that act. Among other things, these statements relate to our financial condition, results of operations and business. When used in this prospectus and in the documents incorporated by reference in this prospectus, these forward-looking statements are generally identified by the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.

While we provide forward-looking statements to assist in the understanding of our anticipated future financial performance, we caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date that we make them. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control. It is routine for our internal projections and expectations to change, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or the year. Although these expectations may change, we undertake no obligation to inform you if they do. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by these forward-looking statements for a variety of reasons.

We have included risk factors and uncertainties that might cause differences between anticipated and actual future results in the “Risk Factors” section of this prospectus and other risks described in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operation and results of our wireless communications business also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	our ability to attract and retain customers;

•	our ability to meet the operating goals established by our business plan;

•

general economic conditions in the United States or in Latin America and in the market segments that we are targeting for our services, including the impact of the current uncertainties in global economic conditions;

•	the political and social conditions in the countries in which we operate, including political instability, which may affect the economies of our markets and the regulatory schemes in these countries;

•

the impact of foreign currency exchange rate volatility in our markets when compared to the U.S. dollar and related currency depreciation in countries in which our operating companies conduct business;

•	our ability to access sufficient debt or equity capital to meet any future operating and financial needs;

•

reasonable access to and the successful performance of the technology being deployed in our service areas, and improvements thereon, including technology deployed in connection with the introduction of digital two-way mobile data or Internet connectivity services in our markets;

•	the availability of adequate quantities of system infrastructure and subscriber equipment and components at reasonable pricing to meet our service deployment and marketing plans and customer demand;

•

Motorola’s ability and willingness to provide handsets and related equipment and software applications or to develop new technologies or features for us for use on our iDEN network, including the timely development and availability of new handsets with expanded applications and features;

•

the risk of deploying new third generation networks, including the potential need for additional funding to support that deployment, the risk that new services supported by the new networks will not attract enough subscribers to support the related costs of deploying or operating the new networks, the need to significantly increase our employee base and the potential distraction of management;

•

our ability to successfully scale our billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth or to successfully deploy new systems that support those functions;

•	the success of efforts to improve and satisfactorily address any issues relating to our network performance;

•

future legislation or regulatory actions relating to our SMR services, other wireless communications services or telecommunications generally and the costs and/or potential customer impacts of compliance with regulatory mandates;

•	the ability to achieve and maintain market penetration and average subscriber revenue levels sufficient to provide financial viability to our network business;

•

the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular services and personal communications services;

•	market acceptance of our new service offerings;

•	unexpected results of litigation;

•	equipment failure, natural disasters, terrorist acts or other breaches of network or information technology security; and

•

other risks and uncertainties described in this prospectus and from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”), which we have incorporated by reference into this prospectus.

USE OF PROCEEDS

We estimate that we will receive approximately $         million in net proceeds from this offering after deducting estimated underwriting discounts and commissions and estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, expansion of our existing network, either through capital expenditures for organic growth or acquisitions of other operators; the acquisition of telecommunications spectrum licenses or other assets; the deployment of new network technologies; or the refinancing, repayment or repurchase of outstanding indebtedness. Until we use the net proceeds to us from this offering, we plan to invest them, and these investments may not yield a favorable rate of return.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization, as of September 30, 2011:

•	on an actual historical basis; and

•

on an as adjusted basis to give effect to this offering of $500.0 million principal amount of Notes after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the information set forth in the table in conjunction with “Use of Proceeds” and our historical consolidated financial statements and notes thereto incorporated by reference in this prospectus from our annual report on Form 10-K for the fiscal year ended December 31, 2010 and our quarterly report on Form 10-Q for the quarter ended September 30, 2011.

	September 30, 2011
	Actual	As Adjusted
	(In thousands)
Cash, cash equivalents and short-term investments(1)(7)	$2,636,516	$

Debt(2):
7.625% Senior Notes due 2021 offered hereby	$—		$500,000
7.625% Senior Notes due 2021(3)	750,000		750,000
8.875% Senior Notes due 2019(4)	496,428		496,428
10% Senior Notes due 2016(5)	785,011		785,011
3.125% convertible notes due 2012(6)(7)	866,890		866,890
Brazil spectrum license financing(8)	689,811		689,811
Brazil syndicated loan facility(9)	117,662		117,662
Peru syndicated loan facility(10)	105,686		105,686
Tower financing obligations	154,167		154,167
Capital lease obligations	151,584		151,584
Brazil import financing	176,400		176,400
Other	161,920		161,920

Total debt	4,455,559		4,955,559
Stockholders’ equity:
Common stock, 171,172 shares issued and outstanding	$171		$171
Paid-in capital	1,434,318		1,434,318
Retained earnings	2,223,490		2,223,490
Accumulated other comprehensive loss	(435,339)		(435,339)

Total stockholders’ equity	3,222,640		3,222,640

Total capitalization	$7,678,199		$8,178,199

(1)	The as adjusted cash and cash equivalents balance reflects proceeds of this offering net of estimated underwriting discounts and commissions and offering expenses.
(2)	On December 14, 2010, Nextel Chile entered into a $150.0 million vendor financing agreement. The closing of the agreement was conditioned on obtaining a commercial and political risk insurance policy issued by the China Export and Credit Insurance Corporation. On November 18, 2011, Nextel Chile and the lenders executed an amendment in which the lenders agreed that the insurance policy requirement would no longer be a condition to borrowing up to $105.0 million of the aggregate $150.0 million available under this financing agreement. Borrowing of the remaining $45.0 million under the financing agreement continues to be conditioned upon issuance of the commercial and political risk insurance policy by the China Export and Credit Insurance Corporation. That policy has not been approved at this time. As of September 30, 2011, we had not borrowed any amounts under this facility.

In July 2011, Nextel Mexico entered into a $375.0 million vendor financing agreement with the China Development Bank to finance infrastructure equipment and assist in the deployment of its third generation network in Mexico. This equipment financing has a final maturity of ten years, with a three-year borrowing period and a seven-year repayment term commencing in 2014. As of September 30, 2011, we had not borrowed any amounts under this facility.
(3)	As of September 30, 2011, the outstanding aggregate principal amount of the notes was $750.0 million.
(4)	As of September 30, 2011, the outstanding aggregate principal amount of the notes was $500.0 million.
(5)	Amount shown is net of original issue discount and deferred financing costs. As of September 30, 2011, the outstanding aggregate principal amount of the notes was $800.0 million.
(6)	Amount shown is net of deferred financing costs and the impact of our adoption of the Financial Accounting Standards Board’s authoritative guidance on convertible debt instruments on January 1, 2009. As of September 30, 2011, the outstanding aggregate principal amount of the notes was $888.3 million.
(7)	In November 2011, we purchased $264 million face amount of these notes through private transactions for an aggregate purchase price of $266.8 million, plus accrued interest.
(8)	The spectrum license financing is pre-payable at our election without penalty, and we are currently evaluating our alternatives to refinance on more favorable terms.
(9)	As of September 30, 2011, no additional amounts were available under our syndicated loan facility in Brazil.
(10)	As of September 30, 2011, no additional amounts were available under our syndicated loan facility in Peru.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratio of earnings to fixed charges for the nine month period ended September 30, 2011 and for each of the years in the five-year period ended December 31, 2010.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Historical Ratio of Earnings to Fixed Charges	2.15x	2.42x	3.04x	2.78x	3.45x	3.60x

We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, “earnings” is the amount resulting from adding (a) income from continuing operations before income tax, (b) fixed charges and (c) amortization of capitalized interest; and then subtracting (a) interest capitalized, (b) equity in gains or losses of unconsolidated affiliates and (c) losses attributable to minority interests. “Fixed charges” is the amount resulting from adding (a) interest expense on indebtedness (including amortization of debt expense and discount), (b) interest capitalized and (c) the portion of rent expense representative of interest (30%).

DESCRIPTION OF NOTES

The Issuer will issue the Notes offered hereby pursuant to an Indenture dated as of March 29, 2011, (the “Existing Indenture”) and a Supplemental Indenture, to be dated as of December      2011, (the “Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”) both by and among the Issuer, the Initial Guarantors and Wilmington Trust Company, as trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and you should refer to the Indenture and the Trust Indenture Act for a statement thereof.

The Notes offered hereby are an additional issuance of, will be fully fungible with, rank equally with and form a single series with the $750 million of our 7.625% Senior Notes due 2021 initially issued on March 29, 2011. The Notes will have the same CUSIP number assigned to such previously issued notes. On completion of this offering, $1,250 million aggregate principal amount of our 7.625% Senior Notes due 2021 will be outstanding.

The following description is a summary of the material provisions of the Indenture relating to the Notes offered hereby. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. Anyone who receives this prospectus may obtain a copy of the Indenture, without charge, by writing to NII Holdings, Inc., 1875 Explorer Street, Suite 1000, Reston, Virginia 20190, Attention: Secretary.

You can find the definitions of certain terms used in this description below under the caption “—Certain Definitions.” Certain capitalized terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Issuer” refers only to NII Capital Corp. and not to any of its subsidiaries, and the word “Parent” refers only to NII Holdings, Inc. and not to any of its subsidiaries.

The registered Holder of a Note will be treated as its owner for all purposes. Only registered Holders of Notes will have rights under the Indenture.

Brief Description of the Notes

The Notes:

•	are general unsecured obligations of the Issuer;

•	are equal in right of payment with any future unsecured, unsubordinated Indebtedness of the Issuer,

•	are senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•

are effectively subordinated to all existing and any future Secured Indebtedness of the Issuer, to the extent of the assets securing such Indebtedness, and to all existing and any future Indebtedness and other liabilities (including trade payables) of the Parent’s Subsidiaries that are not Guarantors (or the Issuer), to the extent of the assets of such Subsidiaries.

As of September 30, 2011, (i) the Parent had $888.3 million principal amount of indebtedness outstanding on an unconsolidated basis (excluding the Parent’s guarantee of the

Issuer’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021), none of which was secured, (ii) the Issuer had $2,050.0 million aggregate principal amount of indebtedness outstanding, representing the Issuer’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021, and (iii) other than NII Aviation, which had $39.8 million of secured indebtedness outstanding, none of the Subsidiary Guarantors had any indebtedness outstanding, other than their guarantee of the Issuer’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021. In addition, as of September 30, 2011, our non-guarantor subsidiaries had $4,946.9 million in liabilities outstanding, including $1,485.1 million of indebtedness. The Parent, the Issuer and the Subsidiary Guarantors are holding companies substantially all of the assets of which consist of the Capital Stock of, and loans to, the Parent’s Subsidiaries and cash and Cash Equivalents.

Although the Indenture will limit the Incurrence of Indebtedness by the Parent and its Restricted Subsidiaries, such limitations are subject to a number of significant exceptions. The Parent and its Restricted Subsidiaries may be able to incur substantial amounts of Indebtedness, including secured Indebtedness, in the future.

As of the date of the Indenture, all of the Parent’s Subsidiaries, including the Issuer, will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Parent will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not Guarantee the Notes. As of the Issue Date, the Parent and all of the Parent’s Domestic Restricted Subsidiaries, other than the Issuer, will Guarantee the Notes.

Principal, Maturity and Interest

The Indenture provides for the issuance by the Issuer of Notes with an unlimited principal amount, of which $500 million principal amount will be issued in connection with this offering. The Issuer may issue Additional Notes (the “Additional Notes”) from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness.” The Notes offered hereby and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on April 1, 2021.

Cash interest on the Notes will accrue at the rate of 7.625% per annum and will be payable semi-annually in arrears on April 1 and October 1, beginning on April 1, 2012. The Issuer will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

Interest on the Notes offered hereby will accrue from October 1, 2011, the most recent date on which interest on the Notes has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer, the Issuer will pay or cause the Paying Agent to pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The location of the corporate trust office of the Trustee is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-1615. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantees

The Notes will be guaranteed, jointly and severally, by Parent and each of its Domestic Restricted Subsidiaries other than the Issuer.

Each Note Guarantee:

•	will be a general unsecured obligation of the Guarantor;

•

will be equal in right of payment with all existing and any future unsecured, unsubordinated Indebtedness of such Guarantor, including such Guarantors’ guarantee as of September 30, 2011 of the Issuer’s $800.0 million aggregate principal amount of 10% senior notes due 2016, $500.0 million aggregate principal amount of 8.875% senior notes due 2019 and $750.0 million aggregate principal amount of 7.625% senior notes due 2021 and, in the case of the Parent, $888.3 million aggregate principal amount of the Parent’s outstanding 3.125% convertible notes due 2012;

•	will be senior in right of payment to any future subordinated Indebtedness of the Guarantor; and

•

will be effectively subordinated to all existing and any future secured Indebtedness of such Guarantor, to the extent of the assets securing such Indebtedness, and the Note Guarantee of each Guarantor will be effectively subordinated to all existing and any future liabilities of such Guarantor’s Subsidiaries other than the Issuer and any Subsidiary Guarantor to the extent of the assets of such Subsidiaries.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantors.” As of September 30, 2011, (i) the Parent had $888.3 million principal amount of indebtedness outstanding on an unconsolidated basis (excluding the Parent’s guarantee of the Issuer’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021), none of which was secured, (ii) the Issuer had $2,050.0 million aggregate principal amount of indebtedness outstanding, representing the Issuer’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021, and (iii) other than NII Aviation, which had $39.8 million of secured indebtedness outstanding, none of the Subsidiary Guarantors had any indebtedness outstanding, other than their guarantee of the Issuer’s 10% senior notes due 2016, 8.875% senior notes due 2019 and 7.625% senior notes due 2021. In addition, as of September 30, 2011, our non-guarantor subsidiaries had $4,946.9 million in liabilities outstanding, including $1,485.1 million of indebtedness.

Note Guarantees of the Subsidiary Guarantors may be released in certain circumstances. See “—Certain Covenants—Guarantees.”

Optional Redemption

At any time prior to April 1, 2014, the Issuer may (on any one or more occasions) redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 107.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Affiliates); and

(2) the redemption must occur within 180 days of the date of the closing of such Equity Offering.

At any time prior to April 1, 2016, the Issuer may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption.

At any time on or after April 1, 2016, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest on the Notes to be redeemed to the date of redemption, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2016	103.813%
2017	102.541%
2018	101.271%
2019 and thereafter	100.000%

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis.

No Notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this section in the event that the Issuer has exercised its right to redeem all the Notes under the terms of the caption “Optional Redemption.” No later than 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent, prior to 11:00 am, New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Future credit agreements or other similar agreements to which the Parent or any of its subsidiaries becomes a party may contain restrictions on the Issuer’s ability to purchase the Notes. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Parent or applicable subsidiary could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Parent or such subsidiary does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer’s failure to purchase properly tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under such other agreements.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Parent and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Holders may not be able to require the Issuer to purchase their Notes in certain circumstances involving a significant change in the composition of the Parent’s Board of Directors, including a proxy contest where the Parent’s Board of Directors does not endorse the dissident slate of directors but approves them as “Continuing Directors.” In this regard, a recent decision of the Delaware Chancery Court (not involving the Parent or its securities) considered a change of control redemption provision of an indenture governing publicly traded debt securities substantially similar to the change of control event described in clause (4) of the definition of “Change of Control.” In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture, provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination).

Asset Sales

The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet, of the Parent or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Parent or such Restricted Subsidiary from further liability therefor; and

(b) any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are (within 60 days of receipt and subject to ordinary settlement periods) converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries may apply such Net Proceeds at its option:

(1) to repay, prepay, defease, redeem, purchase or otherwise retire, in whole or in part, (i) Indebtedness secured by such assets, (ii) unsubordinated Indebtedness of the Issuer or any Subsidiary Guarantor or (iii) any Indebtedness of any Restricted Subsidiary of the Parent that is not a Subsidiary Guarantor or the Issuer, other than Indebtedness owed to the Parent or another Restricted Subsidiary and, in each case, if the Indebtedness repaid is revolving credit Indebtedness to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (i) such purchase is consummated within the later of (x) 180 days after the date such binding agreement is entered into and (y) 365 days after the receipt of Net Proceeds from such Asset Sale and (ii) if such purchase is not consummated within the period set forth in subclause (i), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)).

Pending the final application of any such Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

On the 365th day after an Asset Sale (or, in the event that a binding agreement has been entered into as set forth in clause (2) of the preceding paragraph, the later date set forth in such clause (2)) or such earlier date, if any, as the Parent determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

The Issuer may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds accrued equals or exceeds $100 million, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $100 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The Issuer will not be required to make an Asset Sale Offer as described above if the Parent or any of its Restricted Subsidiaries makes the Asset Sale Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Asset Sale Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Asset Sale Offer.

Future credit agreements or other similar agreements to which the Parent or its subsidiaries becomes a party may contain restrictions on the Issuer’s ability to purchase Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Parent or applicable subsidiary could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Parent or such subsidiary does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under such other agreements.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date following the Issue Date:

(1) the Notes are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Parent or the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1) ”Repurchase at the Option of Holders—Asset Sales”;

(2) ”—Restricted Payments”;

(3) ”—Incurrence of Indebtedness”;

(4) ”—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5) ”—Transactions with Affiliates”;

(6) ”—clause (3) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets”;

(7) ”—Designation of Restricted and Unrestricted Subsidiaries”;

(8) ”—Note Guarantees”; and

(9) ”—Business Activities.”

During any period that the foregoing covenants have been suspended, the Parent’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant under the caption “—Designation of Restricted and Unrestricted Subsidiaries” unless such designation would have been permitted if a Suspension Period had not been in effect at such time.

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively (or if either such agency ceases to rate the Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the foregoing covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any period such covenants have been suspended. There can be no assurance that the Notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

(A) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) to the Parent or a Restricted Subsidiary of the Parent);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) any Equity Interests of the Parent or any Restricted Subsidiary thereof held by Persons other than the Parent or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantee, except (x) a payment of interest or principal at the Stated Maturity thereof or (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after August 18, 2009 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8) and (9) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(i) 100% of the Consolidated Cash Flow of the Parent for the period (taken as one accounting period) from July 1, 2009 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, minus 1.4 times the Fixed Charges of the Parent for the same period, plus

(ii) 100% of the aggregate net proceeds (including (x) cash and Cash Equivalents and (y) the Fair Market Value of property other than cash and Cash Equivalents, provided that if the Fair Market Value of such property exceeds $50 million such Fair Market Value shall be determined in good faith by the Board of Directors of the Parent, whose good faith determination shall be conclusive and evidenced by a Board Resolution) received by the Parent since August 18, 2009 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent or from the Incurrence of Indebtedness of the Parent or the Issuer that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), plus

(iii) with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after August 18, 2009, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after August 18, 2009.

(B) The preceding provisions will not prohibit, so long as, in the case of clauses (5), (7) and (9) below, no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Common Stock on a pro rata basis;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor or of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (ii) of the preceding paragraph (A);

(4) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or any Note Guarantee with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5) the payment of any dividend or the making of any other payment or distribution on account of the Parent’s Equity Interests or the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent in an aggregate amount not to exceed $100 million;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represents all or a portion of the exercise price thereof;

(7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former employee, consultant or director of the Parent, or any Restricted Subsidiaries of the Parent pursuant to the terms of any equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate of all amounts paid by the Parent in any calendar year will not exceed $20 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year; provided, further, that such amount in any calendar year may be increased by an amount equal to (a) the net cash proceeds from the sale of Equity Interests of the Parent to current or former members of management, directors, consultants or employees that occurs after August 18, 2009 (provided that the amount of any such net cash proceeds will be excluded from clause (3) (ii) of the preceding paragraph (A)) plus (b) the net cash proceeds of key man life insurance policies received by the Parent or its Restricted Subsidiaries after August 18, 2009;

(8) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent, to the extent necessary, in the good faith judgment of the Parent’s Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license held by the Parent or any of its Restricted Subsidiaries from any governmental agency; and

(9) other Restricted Payments in an aggregate amount not to exceed $250 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Subsidiary, as the case may be, pursuant to the Restricted Payment; provided that if the Fair Market Value exceeds $50 million, such Fair Market Value shall be determined in good faith by the Board of Directors of the Parent evidenced by a Board Resolution. Not later than the date of making any Restricted Payment under paragraph (A) or clause B (9) above, the Parent will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

Incurrence of Indebtedness

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent, the Issuer, any Subsidiary Guarantor or any Foreign Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 5.25 to 1, and if (A) such Indebtedness is to be Incurred by the Issuer or any Subsidiary Guarantor, the Subsidiary Debt Leverage Ratio would less than 3.5 to 1 or (B) such Indebtedness is to be Incurred by a Foreign Restricted Subsidiary that is not a Subsidiary Guarantor, the Priority Debt Leverage Ratio would be less than 2.5 to 1.

The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by the Parent, the Issuer, any Subsidiary Guarantor or any Foreign Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate amount at any one time outstanding pursuant to this clause (1), including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (1), not to exceed $500 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent, the Issuer, any Subsidiary Guarantor or any Foreign Restricted Subsidiary to permanently repay any such Indebtedness pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Parent, the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4) the Incurrence by the Parent or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings, Attributable Debt, purchase money obligations or other obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such Person) used in the business of the Parent or such Restricted Subsidiary, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed $350 million at any time outstanding;

(5) the Incurrence by the Parent or any Restricted Subsidiary of the Parent of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (1), (2), (3), (4), (5), (12), (13), (15) or (16) of this paragraph;

(6) the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness owing to or held by the Parent or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Parent, the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of the Parent or a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Parent, the Issuer or any Subsidiary Guarantor of Indebtedness of the Parent or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this covenant (other than (x) a Guarantee by the Issuer or any Subsidiary Guarantor of Existing Indebtedness of the Parent and (y) a Guarantee by the Issuer or any Subsidiary Guarantor of Indebtedness of the Parent Incurred under the first paragraph of this covenant or in the case of clauses (x) and (y) any refinancings thereof); provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes or any Note Guarantee, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(8) the Incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount (other than with respect to indemnities relating to tax obligations) does not exceed the gross proceeds actually received by the Parent or any Restricted Subsidiary thereof in connection with such disposition;

(10) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished promptly after its Incurrence;

(11) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(12) the Incurrence by the Parent, the Issuer or any Subsidiary Guarantor of Permitted Subordinated Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (12), not to exceed $500 million;

(13) the Incurrence by the Parent or any Restricted Subsidiary of Acquired Indebtedness, provided that immediately after giving effect to such Incurrence on a pro forma basis, the Consolidated Leverage Ratio and, if the Acquired Indebtedness is to be Incurred by the Issuer or any Subsidiary Guarantor, the Subsidiary Debt Leverage Ratio and, if the Acquired Indebtedness is to be Incurred by a Foreign Restricted Subsidiary that is not a Subsidiary Guarantor, the Priority Debt Leverage Ratio will not be greater than such ratios immediately prior to such Incurrence;

(14) the Incurrence by the Parent, the Issuer or any Subsidiary Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(15) the Incurrence by the Parent or any Restricted Subsidiary of Indebtedness in favor of a governmental entity in connection with the purchase of licenses or other rights to utilize radio spectrum in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed $300 million; or

(16) the Incurrence by the Parent, Issuer or any Subsidiary Guarantor or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (16), not to exceed $250 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Parent will be permitted to divide and classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant and may later redivide and/or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant; provided that notwithstanding the foregoing, Indebtedness outstanding under Credit Facilities on the Issue Date shall be deemed to have been incurred on such date under clause (1) above.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Issuer will not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Issuer unless it is subordinate in right of payment to the Notes to the same extent. The Parent will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Parent or such Subsidiary Guarantor, as the case may be, unless it is subordinate in right of payment to the relevant Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

The Parent will not, and will not permit the Issuer or any Subsidiary Guarantor to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes or the Note Guarantee, as applicable, are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes, prior or senior thereto, with the same relative priority as the Notes or Note Guarantee will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Parent or any of its Restricted Subsidiaries or pay any liabilities owed to the Parent or any of its Restricted Subsidiaries;

(2) make loans or advances to the Parent or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, in the good faith judgment of the Board of Directors of the Parent, whose judgment shall be conclusively binding and evidenced by a Board Resolution, either (i) are not materially more restrictive, taken as a whole, than those contained in Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date or (ii) will not materially affect the Issuer’s ability to pay the interest or principal, when due, on the Notes;

(2) set forth in the Indenture and the Notes and the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law, rule, regulation or order;

(4) with respect to any Person or the property or assets of a Person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, in the good faith judgment of the Board of Directors of the Parent, whose judgment shall be binding and evidenced by a Board Resolution, either (i) are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition or (ii) will not materially affect the Issuer’s ability to pay the interest or principal, when due, on the Notes;

(5) in the case of clause (3) of the first paragraph of this covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary thereof in any manner material to the Parent or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements and which the Board of Directors of the Parent determines in good faith will not adversely affect the Issuer’s ability to make payments of principal or interest payments on the Notes; and

(9) encumbrances and restrictions in other Indebtedness incurred in compliance with the covenant described under the caption “—Incurrence of Indebtedness”; provided that such encumbrances and restrictions, taken as a whole, in the good faith judgment of the Parent’s Board of Directors, whose judgment shall be binding and evidenced by a Board Resolution, either (x) are no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (1) and (2) above or (y) are ordinary and customary for Indebtedness of that type at such time and will not materially affect the Issuer’s ability to pay the interest or principal, when due, on the Notes.

Merger, Consolidation or Sale of Assets

The Parent will not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Parent under its Guarantee and the Indenture, pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, (a) the Parent (or the Person formed by or surviving any such consolidation or merger with the Parent, if other than the Parent, or the Person to which such sale, assignment, transfer, conveyance or other disposition will have been made) will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness” or (b) the Consolidated Leverage Ratio for the Parent (or such Person, as the case may be) will not be greater than the Consolidated Leverage Ratio for the Parent immediately prior to such transaction; and

(4) each Guarantor, unless such Guarantor is the Person with which the Parent has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer in accordance with the Notes and the Indenture.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Parent in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Parent is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the “Parent” will refer instead to the successor corporation and not to the Parent) and may exercise all rights and powers of, the Parent under the Indenture with the same effect as if such successor Person had been named as the Parent in the Indenture.

In addition, the Parent and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of its and its Restricted Subsidiaries properties or assets taken as a whole, in one or more related transactions, to any other Person. Clause (3) above of this covenant will not apply to (x) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of Parent’s Restricted Subsidiaries or (y) a merger of the Parent with an Affiliate solely for the purpose of reincorporating the Parent in another jurisdiction.

The Issuer will not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) in the case of a consolidation or merger:

(a) either: (i) the Issuer is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer ) (x) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) assumes all the obligations of the Issuer under the Notes and the Indenture, pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation; and

(b) each Guarantor, unless such Guarantor is the Person with which the Issuer has consolidated with or merged into, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer in accordance with the Notes and the Indenture; or

(3) in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries, taken as a whole, either:

(a) (i) the Person acquiring the property in any such sale, assignment, transfer, conveyance or other disposition (x) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) assumes all the obligations of the Issuer under the

Notes and the Indenture, pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation; and

(ii) each Guarantor, unless such Guarantor is the Person with which the Issuer has consolidated with or merged into, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer in accordance with the Notes and the Indenture; or

(b) to the extent such properties and assets constitute all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries taken as a whole, such sale or other disposition complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Upon any consolidation or merger of the Issuer in accordance with this covenant, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with clause (3)(a) of this covenant, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” will refer instead to the successor corporation and not to the Issuer, and may exercise all rights and powers of, the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer in the Indenture.

In the event of any consolidation or merger between the Issuer and the Parent in accordance with this covenant, the successor corporation of such transaction (whether the Issuer or the Parent) shall be deemed to be the Issuer for purposes of the first paragraph of “Incurrence of Indebtedness” covenant following such event.

Transactions with Affiliates

The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and

(2) the Parent delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Parent and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary compensation to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Parent;

(3) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(4) any sale of Equity Interests (other than Disqualified Stock) of the Parent or receipt of any capital contribution to the Parent from any Affiliate of the Parent;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) any employment, consulting, service or termination agreement or arrangement, or indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries and the payment of compensation to current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement, arrangement, plan or payment has been approved by a majority of the disinterested members of the Board of Directors of the Parent;

(7) issuances, purchases or repurchases of Notes or other Indebtedness of the Parent or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of Notes or such other Indebtedness, so long as such issuance, purchase, repurchase or solicitation is (i) offered generally to other holders of the Notes or other Indebtedness on the same or more favorable terms and (ii) approved by a majority of the disinterested members of the Board of Directors of the Parent;

(8) transactions with any Person that is an Affiliate of the Parent solely by reason of the Parent’s ownership interest in such Person in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Parent and its Restricted Subsidiaries, in the reasonable determination of the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(9) reasonable and customary payments made for any financial advisory, financing, underwriting, placement or syndication services approved by the Board of Directors of the Parent in good faith.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent, other than the Issuer, to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of

Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Incurrence of Indebtedness”;

(2) the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) and any commitments to make any such Investments will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Restricted Payments”;

(3) such Subsidiary does not hold any Liens on any property of the Parent or any Restricted Subsidiary thereof;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that could have been obtained at the time the agreement, contract, arrangement or understanding was entered into from Persons who are not Affiliates of the Parent (other than any such agreement, contract, arrangement or understanding permitted under the covenant described under the caption “—Certain Covenants—Transactions with Affiliates”), and

(b) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5) no Default or Event of Default would be in existence following such designation.

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Parent will be in default under the Indenture.

The Board of Directors of the Parent may at any time designate any Person that is about to become a Subsidiary of the Parent as an Unrestricted Subsidiary, and may designate any newly created Subsidiary as an Unrestricted Subsidiary, if at the time that Subsidiary is created it contains no assets, other than the de minimis amount of assets then required by law for the formation of corporations, and Subsidiaries of the Parent that are not designated by the Board of Directors as Restricted or Unrestricted will be deemed to be Restricted Subsidiaries.

The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness”;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “—Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Note Guarantees

The Parent will cause each of its First Tier Restricted Subsidiaries and each of its Domestic Restricted Subsidiaries to Guarantee the payment of the Notes.

In addition, the Parent will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor unless such Restricted Subsidiary is the Issuer or a Subsidiary Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes (a “Note Guarantee”) by such Restricted Subsidiary, which Note Guarantee will be pari passu with or, if such other Indebtedness is subordinated to the Notes or any Note Guarantees, senior to such Subsidiary’s Guarantee of such other Indebtedness.

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Parent, the Issuer or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) if the Parent properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under the Indenture;

(3) upon legal or covenant defeasance or satisfaction and discharge of the Notes as permitted under the Indenture;

(4) other than with respect to Domestic Restricted Subsidiaries, solely in the case of a Note Guarantee created pursuant to the second paragraph of this covenant, upon release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantees; or

(5) if such Subsidiary Guarantor becomes a Foreign Restricted Subsidiary by merger, consolidation or otherwise, unless such Foreign Restricted Subsidiary (i) is a First Tier Restricted Subsidiary or (ii) is required to Guarantee the Notes and be a Subsidiary Guarantor pursuant to the second paragraph of this covenant.

Business Activities

The Parent will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole. The Parent shall be a holding company substantially all of the assets of which will consist of the Capital Stock of its Subsidiaries, loans to the Issuer or any Subsidiary Guarantor and cash and Cash Equivalents.

Payments for Consent

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Each of the Parent and the Issuer will furnish to the Trustee and, upon written request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations (including all applicable extension periods):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if it were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if it were required to file such reports.

Whether or not required by the Commission, the Parent and the Issuer will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee and the Holders of the Notes. The Parent and the Issuer each agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Parent’s or Issuer’s filings for any reason, the Parent or the Issuer, as the case may be, will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Parent or the Issuer were required to file those reports with the Commission (including all applicable extension periods).

If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant will include a summary presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the revenues, net income, total assets and total liabilities of the Parent and its Restricted Subsidiaries separate from the revenues, net income, total assets and total liabilities of the Unrestricted Subsidiaries of the Parent, provided that the foregoing will not apply if the Subsidiaries that the Parent has designated as Unrestricted Subsidiaries in the aggregate do not constitute a “Significant Subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Exchange Act.

Notwithstanding the foregoing, so long as the Parent is a Guarantor, the reports, information and other documents required to be filed and provided by the Issuer as described above will be satisfied by those of Parent, so long as such filings would satisfy the Commission’s requirements.

Notwithstanding anything herein to the contrary, neither the Parent nor the Issuer will be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “Events of Default and Remedies” until 120 days after the date any report hereunder is due.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Parent, the Issuer or any Restricted Subsidiaries of the Parent for 30 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” or “—Repurchase at the Option of Holders—Asset Sales,” (in each case other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above) or the failure by the Parent or the Issuer to comply with the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by the Parent, the Issuer or any Restricted Subsidiary of the Parent for 60 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Parent (or the payment of which is Guaranteed by the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Parent) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and,

in each case, such default shall not have been rescinded or such Indebtedness shall not have been discharged within 10 days and the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

(6) failure by the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Parent to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the Parent, the Issuer, or any Significant Subsidiary of the Parent.

In the case of an Event of Default under clause (8), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Parent specifying the Event of Default.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of or premium or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

The Parent is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Parent is required to deliver to the Trustee a statement specifying such Default or Event of Default, and in any event, no later than 5 Business Days.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and any Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Parent and the its Restricted Subsidiaries released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest and premium on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(6) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Parent, the Issuer or any Subsidiary Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Parent, the Issuer or any Subsidiary Guarantor under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(8) if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “Repurchase at the Option of Holders—Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(4) reduce the rate of or change the time for payment of interest on any Note;

(5) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(6) make any Note payable in money other than U.S. dollars;

(7) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Note Guarantee;

(10) except as otherwise permitted under the covenants described under the captions “—Certain Covenants—Merger, Consolidation and Sale of Assets” and “—Certain Covenants—Note Guarantees,” consent to the assignment or transfer by the Parent, the Issuer or any Subsidiary Guarantor of any of their rights or obligations under the Indenture;

(11) contractually subordinate in right of payment the Notes or any Note Guarantee to any other Indebtedness; or

(12) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Parent’s, the Issuer’s or any Subsidiary Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Parent’s, the Issuer’s or such Subsidiary Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described under “—Certain Covenants—Note Guarantees”;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to provide for the issuance of Additional Notes in accordance with the Indenture; or

(9) to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” to the extent such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Parent, the Issuer or any Subsidiary Guarantor is a party or by which the Parent, the Issuer or any Subsidiary Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Parent or the Issuer, as the case may be, must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issuable in denominations less than $1,000 solely to the extent necessary to accommodate book-entry positions created in such amounts by DTC. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC (including, if applicable, Euroclear Bank, S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form, except in the circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in certain Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear and Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interest in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuer, the Guarantors and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, the Guarantors or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Issuer or the Guarantors. Neither the Issuer, the Guarantors nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer, the Guarantors nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuer fails to appoint a successor depositary;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised the Issuer that, in such event, under its current practices, DTC would notify its Participants of the Issuer’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC Participant); or

(3) there will have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Parent or any of its Restricted Subsidiaries or which is assumed by the Parent or any of its Restricted Subsidiaries in connection with an Asset Acquisition and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition. The term “Acquired Indebtedness” does not include Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 5% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (a) the present value at such date of redemption of (1) the redemption price of such Note at April 1, 2016 (such redemption price being described under “—Optional Redemption”) plus (2) all remaining required interest payments due on such Note through April 1, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note.

“Asset Acquisition” means:

(1) an Investment by the Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries but only if such Person’s primary business is a Permitted Business, or

(2) an acquisition by the Parent or any of its Restricted Subsidiaries of the property and assets of any Person other than the Parent or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets so acquired is a Permitted Business.

“Asset Disposition” means the sale or other disposition by the Parent or any of its Restricted Subsidiaries, other than to the Parent or another Restricted Subsidiary, of (a) all or substantially all of the Capital Stock of any Restricted Subsidiary or (b) all or substantially all of the assets that constitute a division, operating unit or line of business of the Parent or any of its Restricted Subsidiaries.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”; and

(2) (a) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or (b) the sale by the Parent or any Restricted Subsidiary thereof of any Equity Interests it owns in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $15 million;

(2) a transfer of assets or Equity Interests between or among the Parent and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary;

(4) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business in compliance with the provisions under “—Certain Covenants Transactions with Affiliates”;

(5) the sale or other disposition of Cash Equivalents;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” and any Permitted Investment;

(8) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;

(9) the creation of a Lien not prohibited by the Indenture;

(10) the licensing of intellectual property or other general intangibles (other than Wireless Licenses) to third persons on terms approved by the Board of Directors of the Parent in good faith and in the ordinary course of business;

(11) the sale or other disposition of transmission towers and related equipment and assets in one or more Sale and Leaseback Transactions, in an aggregate amount not to exceed $100 million;

(12) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(13) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets or exercise of termination rights under any lease, license, concession or other agreement.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d) (3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or of the sole member or of the managing member thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Parent or the Issuer, as applicable, to have been duly adopted by the Board of Directors of the Parent or the Issuer, as applicable and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) (a) United States dollars; and (b) in the case of the Parent or any Restricted Subsidiary of the Parent, the local currency of the country in which it or any of its Restricted Subsidiaries operates;

(2) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities, unless such securities are deposited to defease any Indebtedness, of not more than one year from the date of acquisition thereof;

(3) demand deposits, certificates of deposit, overnight deposits and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States and at the time of acquisition thereof has capital and surplus in excess of $500 million (or the foreign currency equivalent thereof) and a rating of P-1 or better from Moody’s or A-1 or better from S&P or, with respect to a commercial bank organized outside of the United States, a local market credit rating of at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s, or with government owned financial institution that is organized under the laws of any of the countries in which the Parent’s Restricted Subsidiaries conduct business;

(4) commercial paper outstanding at any time issued by any Person that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States and rated P-1 or better from Moody’s or A-1 or better from S&P or, with respect to Persons organized outside of the United States, a local market credit rating at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s and in each case with maturities of not more than 360 days from the date of acquisition thereof;

(5) securities with final maturities of not more than one year from the date of acquisition thereof issued or fully guaranteed by any state, territory or municipality of the United States of America or by any political subdivision, taxing authority, agency or instrumentality thereof or any country recognized by the United States, which securities are rated at the time of acquisition at least A by S&P or A by Moody’s;

(6) insured demand deposits made in the ordinary course of business and consistent with the Parent’s or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

(7) repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(8) local currency denominated investments in government issued instruments with a term of not more than 360 days from the date of acquisition, but only to the extent the country’s credit rating is at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s; and

(9) investments, classified in accordance with GAAP as current assets of the Parent or any of its Restricted Subsidiaries, in money market funds or investment programs registered under the Investment Company Act of 1940 or similar provision under foreign law, at least 90% of the portfolios of which are limited to Investments of the character, quality and maturity described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) (3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such “person” or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 35% or more of the Voting Stock of Parent or the Issuer on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination);

(4) the first day on which a majority of the members of the Board of Directors of the Parent or the Issuer are not Continuing Directors;

(5) the Parent or the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Parent or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Issuer, as the case may be, or such Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent or the Issuer as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(6) Parent ceases to own 100% of the Equity Interests of the Issuer (unless the Parent and the Issuer are merged);

provided that no Change of Control shall be deemed to occur if the Notes are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Parent or the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency) for a period of at least 90 consecutive days, beginning on the date of such event, which period will be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrading by the applicable rating agency.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including withholding taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (including, without limitation, minority interest expense and foreign exchange losses and excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income, such other non-cash expenses to include, without limitation, impairment charges associated with goodwill, wireless licenses, other indefinite-lived assets and long-lived assets, and stock-based compensation awards; minus

(4) non-cash items increasing such Consolidated Net Income (including, without limitation, foreign exchange gains) for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (a) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent and (b) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(i) of paragraph (A) of “Certain Covenants—Limitation on Restricted Payments,” only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary without any prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or holders of its Capital Stock, unless such restriction has been legally waived or is contained in any agreement governing Indebtedness that is permitted by the covenant described under “Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” provided, that the restrictions on the declaration or payment of dividends or similar distributions contemplated by this clause (b) shall not include approvals required by the Board of Directors or shareholders of the Restricted Subsidiary, the requirement to obtain audited financial statements and any other requirements that are administrative in nature and in the good faith judgment of the Parent would be satisfied; provided further, that amounts shall not be excluded by this clause (b) to the extent they are paid or could be paid in cash to the specified Person or a Restricted Subsidiary thereof by dividend, distribution or other payment (including, without limitation, making loans, repaying indebtedness or paying under intercompany arrangements).

“Consolidated Leverage Ratio” means on any Transaction Date, the ratio of:

(1) the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, to

(2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period.

In determining the Consolidated Leverage Ratio:

(1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

(3) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(i) of paragraph (A) of “Certain Covenants—Limitation on Restricted Payments,” the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or holders of its Capital Stock, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is contained in any agreement governing Indebtedness that is permitted by the covenant described under “Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” provided, that the restrictions on the declaration or payment of dividends or similar distributions contemplated by this clause (2) shall not include approvals required by the Board of Directors or shareholders of the Restricted Subsidiary, the requirement to obtain audited financial statements and any other requirements that are administrative in nature and in the good faith judgment of the Parent would be satisfied; provided further, that the Net Income of a Restricted Subsidiary shall not be excluded by this clause (2) to the extent it is paid or could be paid in cash to the specified Person or a Restricted Subsidiary thereof by dividend, distribution or other payment (including, without limitation, making loans, repaying indebtedness or paying under intercompany arrangements).

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent or the Issuer, as applicable who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or, in the case of the Issuer, was nominated for election or elected by the Parent.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Parent other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Parent (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) to any Person other than any Subsidiary of the Parent.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Notes) in existence on the Issue Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an Officer of the Parent or by the Board of Directors of the Parent, evidenced by an Officers’ Certificate or Board Resolution, as applicable.

“First Tier Restricted Subsidiary” means each Restricted Subsidiary of the Parent (other than the Issuer), the Capital Stock of which is held directly by the Parent.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or Disqualified Stock or Preferred Stock of any of its Restricted Subsidiaries other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (if such Person is part of a consolidated group, then such tax rate shall be computed on a standalone basis for such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Parent that is not a Domestic Restricted Subsidiary.

“Four Quarter Period” means, with respect to any specified Transaction Date, the four fiscal quarters immediately prior to the Transaction Date for which internal financial statements of the Parent are available.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Issue Date.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) the Initial Guarantors; and

(2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns until released from their obligations under the Note Guarantee and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Parent and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Parent or its Restricted Subsidiaries as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent and without duplication:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations and Attributable Debt;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Initial Guarantors” means the Parent and all Domestic Restricted Subsidiaries existing on the Issue Date.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the Notes under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer or the Parent, as the case may be by at least two Officers of the Issuer or the Parent as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or the Parent, as the case may be, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Parent or any of its Restricted Subsidiaries) that meets the requirements of the Indenture.

“Permitted Business” means the telecommunications business and related activities and services including any business conducted or proposed to be conducted (as described in the prospectus) by the Parent and its Restricted Subsidiaries on the Issue Date, (which include, without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and other businesses related, ancillary or complementary thereto.

“Permitted Investments” means:

(1) any Investment in the Parent or a Restricted Subsidiary of the Parent;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Parent; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

provided that such Person’s primary business is a Permitted Business;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of, the Parent; provided that the amount of any such Equity Interests or net proceeds that are utilized for any such acquisition or exchange will be excluded from clause (3)(ii) of paragraph (A) of the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(6) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) stock, obligations or securities received in satisfaction of judgments;

(8) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(9) commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(10) loans and advances to employees, officers or directors of the Parent or any of its Restricted Subsidiaries made in the ordinary course of business, provided that such loans and advances do not exceed $5 million at any one time outstanding;

(11) Investments existing on the Issue Date;

(12) other Investments in any Person primarily engaged in a Permitted Business (including joint ventures and Unrestricted Subsidiaries) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (12) since August 18, 2009, not to exceed 20% of consolidated total assets of the Parent (determined as of the end of the most recent fiscal quarter of the Parent for which internal financial statements of the Parent are available); and

(13) other Investments, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (13) since August 18, 2009, not to exceed $350 million.

“Permitted Liens” means:

(1) Liens on the assets securing Indebtedness Incurred under clause (1) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness”;

(2) Liens in favor of the Parent, the Issuer or any Subsidiary Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent, the Issuer or any Subsidiary Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or other event and do not extend to any assets other than those of the Person that is merged into or consolidated with the Parent, the Issuer or the Subsidiary Guarantor, as the case may be;

(4) Liens on property existing at the time of acquisition thereof by the Parent, the Issuer or any Subsidiary Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent, the Issuer or such Subsidiary Guarantor;

(5) Liens securing the Notes and any Note Guarantee;

(6) Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred under clause (1) of the second paragraph of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness”) and any renewals or extension thereof, provided that property or assets covered thereby is not expanded in connection with such renewal or extension;

(7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness”; provided that any such Lien (a) covers only the assets acquired, constructed or improved with such Indebtedness and (b) is created within 365 days of such acquisition, construction or improvement;

(10) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(11) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(12) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;

(13) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(15) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;

(16) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(17) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(18) Liens arising from precautionary financing statements or similar documents regarding operating leases or consignments;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20) Liens on cash collateral not in excess of $150 million in the aggregate at any time securing letters of credit;

(21) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as will be required to conform with GAAP will have been made for that reserve or provision.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or such Note

Guarantee, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantee; and

(5) if the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (a) the Parent, such Indebtedness is Incurred by the Parent, (b) the Issuer or a Subsidiary Guarantor, such Indebtedness is incurred by the Parent, the Issuer or a Subsidiary Guarantor or (c) a Restricted Subsidiary that is not a Subsidiary Guarantor or the Issuer, such Indebtedness may be Incurred by the Parent or any of its Restricted Subsidiaries.

“Permitted Subordinated Indebtedness” means Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantee and that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, no earlier than on or after the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor that would not constitute Permitted Subordinated Indebtedness solely because the holders thereof have the right to require the Parent, the Issuer or any Guarantor to repurchase such Indebtedness upon the occurrence of a change of control or an asset sale will nonetheless constitute Permitted Subordinated Indebtedness if the terms of such Indebtedness provide that the Parent, the Issuer or the Subsidiary Guarantor, as the case may be, may not repurchase or redeem any such Indebtedness pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Priority Debt” means all Secured Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor and all Indebtedness of any Restricted Subsidiary of the Parent that is not the Issuer or a Subsidiary Guarantor, other than (i) the Notes in the event the Notes become secured and (ii) Secured Indebtedness secured pursuant to the covenant described above under the caption “—Certain Covenants—Liens” where the Notes are secured on an equal and ratable or senior basis.

“Priority Debt Leverage Ratio” means on any Transaction Date, the ratio of:

(1) the aggregate amount of Priority Debt on a consolidated basis outstanding on such Transaction Date, to

(2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period;

In determining the Priority Debt Leverage Ratio:

(A) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Reference Period” means, with respect to any specified Transaction Date, the period beginning on the first day of the Four Quarter Period and ending on such Transaction Date.

“Replacement Assets” means (1) capital expenditures or other non-current assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business or (3) Voting Stock of any Person engaged in a Permitted Business that, when taken together with all other Voting Stock of such Person owned by the Parent and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such Person and such Person will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person, whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon property or assets of the Parent or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Debt Leverage Ratio” means on any Transaction Date, the ratio of:

(1) the aggregate amount of Priority Debt and, without duplication, any Indebtedness of the Issuer and the Subsidiary Guarantors on a consolidated basis outstanding on such Transaction Date, to

(2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period.

In determining the Subsidiary Debt Leverage Ratio:

(1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

(3) pro forma effect shall be given to asset dispositions and asset acquisitions including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Subsidiary Guarantor” means any Restricted Subsidiary of the Parent that guarantees the Issuer’s Obligations under the Notes in accordance with the terms of the Indenture, and its successors and assigns, until released from its obligations under such Guarantee and the Indenture in accordance with the terms of the Indenture.

“Transaction Date” means, with respect to the incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to the incurrence of any Lien by the Parent or any of its Restricted Subsidiaries, the date such Lien is to be incurred.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to April 1, 2016; provided, however, that if the then remaining term of the Notes to April 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to April 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Underwriters” means Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and Morgan Stanley & Co. LLC.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Issuer) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wireless Licenses” means broadband personal communications service licenses or other licenses for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued from time to time by the applicable government agency or other authority in the jurisdictions where the Parent and its Restricted Subsidiaries operate.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

CIRCULAR 230: To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that any discussion of tax matters set forth in this communication was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. We recommend that you consult your own tax advisor regarding the federal, state, local and foreign tax consequences of engaging in the transactions or matters addressed herein.

General

The following discussion summarizes the material U.S. federal income tax consequences of the ownership, sale or other disposition of the Notes by a holder that acquires the Notes in this offering at the price indicated on the cover of this prospectus. This summary is based upon existing U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that will hold the Notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, partnerships or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary is written for investors that will hold their Notes as “capital assets” under the Internal Revenue Code of 1986, as amended, or the Code. Each prospective investor is urged to consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the ownership, sale or other disposition of the Notes.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States or any state or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. A beneficial owner of a Note that is not a U.S. Holder or a partnership is referred to herein as a “Non-U.S. Holder.” If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of Notes that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of Notes.

Qualified Reopening

If, as anticipated, the Notes are issued at or near par, then for U.S. federal income tax purposes, the Notes will be part of the same issue as the $750 million of 7.625% Senior Notes due 2021 issued on March 29, 2011. The Notes, for such purposes, will have the same issue date and the same issue price as the $750 million of 7.625% Senior Notes due 2021 issued on March 29, 2011.

U.S. Holders

Issue Price.    We anticipate that the Notes will be issued at or near par and will not have original issue discount (“OID”) for United States federal income tax purposes. For this purpose, the “issue price” of each Note in this offering generally will be equal to the first price at which a substantial amount of the Notes are sold for money (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

The statutory de minimis amount under which OID is disregarded is generally equal to 1/4 of 1 percent of the principal amount of the Notes multiplied by the number of complete years to maturity of the Notes from their original issue date. If, contrary to current expectations, the Notes are issued with OID equal to or exceeding this de minimis amount, then, in addition to reporting as taxable income stated interest on the Notes, you generally will be required to include the OID in income as ordinary interest income, on a constant-yield basis over the term of the Notes, in advance of the receipt of the cash attributable to that income. If, as expected, the amount of discount on the Notes is de minimis, rather than being characterized as interest, any payment attributable to such de minimis discount should be characterized as if it were gain from the sale of the Notes. The remainder of this discussion assumes that the Notes will not be issued with OID.

Interest Income.    Generally, qualified stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income (in accordance with the holder’s regular method of accounting) at the time such payments are accrued or received. Qualified stated interest is generally the stated interest payments on the Note. However, because the new Notes will not be issued on the date of a stated interest payment, some portion of the purchase price paid by a holder for the new Notes may be attributable to interest accrued prior to the issuance of the new Notes (“pre-issuance accrued interest”). In this case, we intend to take the position that a portion of the first interest payment received by such holder should be treated as a return of a portion of the purchase price rather than interest income. Holders should consult their tax advisor regarding this possible characterization.

In the case of debt instruments that are subject to contingencies as to payment amount or date, the applicable treasury regulations provide special provisions in the case of certain debt instruments for determining the reporting of interest income and contingent interest, as well as the treatment of gain on sale or retirement of a debt instrument. The Notes have various features (see “Description of Notes—Optional Redemption” and “Description of Notes—Repurchase at the Option of Holders—Change of Control”) that provide for contingent payments or dates in certain circumstances. We intend to take the position that the reporting of income on the Notes should not be adjusted because of these contingent features. This position is based in part on our assumptions regarding the likelihood, as of the issue date of the Notes, that these contingent events will occur and that these contingent payments will have to be paid. Assuming such position is respected, a U.S. Holder generally would be required to include in income the amount of any such contingent payments at the time such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a U.S. Holder unless such U.S. Holder discloses its contrary position in the manner required by the applicable treasury regulations. If the Internal

Revenue Service successfully challenged our position, and the Notes were treated as contingent payment debt instruments, U.S. Holders could be required to accrue interest income at a rate higher than the stated interest rate on the Note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note.

Amortizable Bond Premium and Market Discount.    If a U.S. Holder purchases a new Note for an amount in excess of its principal amount (excluding any amount attributable to pre-issuance accrued interest as described above that is treated as a return of a portion of purchase price rather than interest income), such holder will be considered, subject to special provisions for early call rights, to have purchased the Note with “amortizable bond premium” in an amount equal to the excess. Generally, a U.S. Holder may elect to amortize the premium as an offset to interest, using a constant yield method, over the remaining term of the new Note. If a U.S. Holder elects to amortize bond premium, the holder must reduce its tax basis in the new Note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

If a U.S. Holder purchases a Note for an amount that is less than its principal amount (after taking into account any allocation to accrued but unpaid interest on the Note at the time of purchase), the amount of this difference will be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. U.S. Holders purchasing a Note with market discount should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of Notes with market discount.

Sale, Exchange, Retirement or Other Disposition of the Notes.    Upon a sale or other taxable disposition of Notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than an amount attributable to accrued but unpaid qualified stated interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in such Notes. A U.S. Holder’s tax basis in a Note generally will be equal to the cost of the Note to such holder excluding any amount attributable to pre-issuance accrued interest, decreased by any payments received on the Note other than qualified stated interest and by the amount of any bond premium previously amortized. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Notes is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gains generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

The following summarizes the U.S. federal income and withholding tax considerations of the purchase, ownership, or disposition of Notes by a Non-U.S. Holder that is not engaged in a U.S. trade or business (or in the case of an applicable tax treaty, does not have a permanent establishment in the U.S.). For a discussion of certain U.S. federal income and withholding tax considerations for Non-U.S. Holders that are engaged in a U.S. trade or business, please see the discussion set forth under “—Income Effectively Connected with a U.S. Trade or Business” below.

Interest.    All payments of interest and principal on the Notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership,

(iii) such Non-U.S. Holder is not a bank receiving certain types of interest, and (iv) the beneficial owner of the Notes certifies, under penalties of perjury, to us or our paying agent on Internal Revenue Service Form W-8BEN (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (i) Internal Revenue Service Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) Internal Revenue Service Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes.    Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a Note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a Note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

Income Effectively Connected with a U.S. Trade or Business.    If a Non-U.S. Holder of Notes is engaged in a trade or business in the United States, and if interest on the Notes or gain realized on the sale, exchange, or other disposition of the Notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

U.S. Holders.    Payments of interest on, or the proceeds of the sale or other disposition of, a Note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders.    A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a Note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a Note, as well as the amount, if any, of tax withheld, may be reported to the Internal Revenue Service. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

UNDERWRITING

NII Capital Corp., NII Holdings, the subsidiary guarantors and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of Notes indicated in the following table. Deutsche Bank Securities Inc. is the representative of the underwriters.

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$
Credit Suisse Securities (USA) LLC	$
Goldman, Sachs & Co.	$
J.P. Morgan Securities LLC	$
Citigroup Global Markets Inc.	$
HSBC Securities (USA) Inc.	$
Morgan Stanley & Co. LLC	$

Total		$500,000,000

The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to                      of the principal amount of Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to                      of the principal amount of Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell the Notes through certain of their affiliates.

It is expected that the Notes offered hereby and the existing 7.625% Senior Notes due 2021 will be fungible for trading purposes. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Initial Purchaser has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this offering circular to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the Guarantors; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $810,000. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933. We have also agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of any debt securities of NII Capital Corp. or NII Holdings or warrants to purchase debt securities of NII Capital Corp. or NII Holdings substantially similar to the Notes during the period ending 30 days after the date of this prospectus without the prior written consent of Deutsche Bank Securities Inc.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters relating to the Notes offered hereby will be passed upon for NII Holdings and NII Capital by Williams Mullen, Richmond, Virginia. The underwriters have been represented by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements, the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the annual report on Form 10-K of NII Holdings, Inc. for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains such information. The information incorporated by reference is considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2010;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

•	our current reports on Form 8-K filed March 24, 2011, March 25, 2011, March 29, 2011, May 10, 2011 and November 9, 2011.

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any current report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) (1) after the date of this prospectus and (2) until this offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to Investor Relations, NII Holdings, Inc., 1875 Explorer Street, Suite 1000, Reston, Virginia 20190, (703) 390-5100, or you may visit the investor relations section of our website at www.nii.com/investor—relations.html. The information contained on our website is not part of this prospectus.

This prospectus or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various filings we have made with the SEC,

as well as certain agreements that we will enter into in connection with the offering of the Notes described in this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

$500,000,000

NII Capital Corp.

7.625% Senior Notes Due 2021

Deutsche Bank Securities

Credit Suisse

Goldman, Sachs & Co.

J.P. Morgan

Citigroup

HSBC

Morgan Stanley

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is a summary of the fees and expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee		*
Accounting Fees and Expenses	$90,000
Legal Fees and Expenses	$100,000
Printing Expenses	$30,000
Rating Agency Fees and Expenses	$525,000
Trustee’s Fees and Expenses	$5,000
Total		*

*	In accordance with Rule 456(b) and 457(r) we are deferring payment of the registration fee for the securities offered by this prospectus.

Item 15.  Indemnification of Directors and Officers

Article Seven of the Amended and Restated Certificate of Incorporation of NII Holdings, which we refer to as the NII Certificate, provides that, to the fullest extent permitted by the Delaware General Corporation Law, referred to as the DGCL, as it now exists or may hereafter be amended, no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Under Article Seven of the NII Certificate, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided in the NII Certificate) procedures set forth in the DGCL, as the same exists or may be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification under the NII Certificate for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the provisions of Article Seven of the NII Certificate.

Section 7.1 of NII Holdings’ bylaws (the “Bylaws”) provides that each person who was or is a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided under the Bylaws) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification under the Bylaws for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred in Section 7.1 of the Bylaws also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under Section 7.1 of the Bylaws.

Section 7.4 of the Bylaws provides that the corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16.  Exhibits.

See the “Exhibit Index” following the signature pages hereto.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on December 5, 2011.

NII CAPITAL CORP.

By:	/S/ STEVEN P. DUSSEK
STEVEN P. DUSSEK
President

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Steven M. Shindler, Steven P. Dussek, Gokul Hemmady, Gary D. Begeman, Daniel E. Freiman and Shana C. Smith, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN P. DUSSEK Steven P. Dussek	President and Director (Principal Executive Officer)	December 5, 2011

/S/ GOKUL HEMMADY Gokul Hemmady	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/S/ STEVEN M. SHINDLER Steven M. Shindler	Director	December 5, 2011

/S/ GARY D. BEGEMAN Gary D. Begeman	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on December 5, 2011.

NII HOLDINGS, INC.

By:	/S/ STEVEN P. DUSSEK
STEVEN P. DUSSEK
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN M. SHINDLER Steven M. Shindler	Executive Chairman of the Board of Directors	December 5, 2011

/S/ STEVEN P. DUSSEK Steven P. Dussek	Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2011

/S/ GOKUL HEMMADY Gokul Hemmady	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 5, 2011

/S/ DANIEL E. FREIMAN Daniel E. Freiman	Vice President, Treasurer and Controller (Principal Accounting Officer)	December 5, 2011

* Kevin L. Beebe	Director	December 5, 2011

* Raymond P. Dolan	Director	December 5, 2011

* Donald Gutherie	Director	December 5, 2011

* Charles M. Herington	Director	December 5, 2011

* Carolyn Katz	Director	December 5, 2011

* Rosendo G. Parra	Director	December 5, 2011

Signature	Title	Date

* John W. Risner	Director	December 5, 2011

*	Shana C. Smith, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.

/S/ SHANA C. SMITH
Shana C. Smith

Date: December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on December 5, 2011.

NEXTEL INTERNATIONAL (SERVICES), LTD.

By:	/S/ STEVEN P. DUSSEK
STEVEN P. DUSSEK
President

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Steven M. Shindler, Steven P. Dussek, Gokul Hemmady, Gary D. Begeman, Daniel E. Freiman and Shana C. Smith, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN P. DUSSEK Steven P. Dussek	President (Principal Executive Officer)	December 5, 2011

/S/ GOKUL HEMMADY Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/S/ STEVEN M. SHINDLER Steven M. Shindler	Director	December 5, 2011

/S/ GARY D. BEGEMAN Gary D. Begeman	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on December 5, 2011.

NII AVIATION, INC.

By:	/S/ STEVEN P. DUSSEK
STEVEN P. DUSSEK
President

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Steven M. Shindler, Steven P. Dussek, Gokul Hemmady, Gary D. Begeman, Daniel E. Freiman and Shana C. Smith, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN P. DUSSEK Steven P. Dussek	President and Director (Principal Executive Officer)	December 5, 2011

/S/ GOKUL HEMMADY Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/S/ GARY D. BEGEMAN Gary D. Begeman	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on December 5, 2011.

NII FUNDING CORP.

By:	/S/ STEVEN P. DUSSEK
STEVEN P. DUSSEK
President

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Steven M. Shindler, Steven P. Dussek, Gokul Hemmady, Gary D. Begeman, Daniel E. Freiman and Shana C. Smith, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN P. DUSSEK Steven P. Dussek	President (Principal Executive Officer)	December 5, 2011

/S/ GOKUL HEMMADY Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/S/ STEVEN M. SHINDLER Steven M. Shindler	Director	December 5, 2011

/S/ GARY D. BEGEMAN Gary D. Begeman	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on December 5, 2011.

NII GLOBAL HOLDINGS, INC.

By:	/S/ STEVEN P. DUSSEK
STEVEN P. DUSSEK
President

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Steven M. Shindler, Steven P. Dussek, Gokul Hemmady, Gary D. Begeman, Daniel E. Freiman and Shana C. Smith, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN P. DUSSEK Steven P. Dussek	President and Director (Principal Executive Officer)	December 5, 2011

/S/ GOKUL HEMMADY Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/S/ GARY D. BEGEMAN Gary D. Begeman	Director	December 5, 2011

EXHIBIT INDEX

For periods before December 21, 2001, references to NII Holdings, Inc. refer to Nextel International, Inc. the former name of NII Holdings. All documents referenced below were filed pursuant to the Securities Exchange Act of 1934 by NII Holdings, file number 0-32421, unless otherwise indicated.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference
			Exhibit	Filing Date

1.1	Form of Underwriting Agreement*

2.1	Revised Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for NII Holdings and NII Holdings (Delaware), Inc.	8-K	2.1	11/12/02

4.1	Form of First Supplemental Indenture by and between NII Holdings and Wilmington Trust Company, as Indenture Trustee**

4.2	Indenture by and between NII Holdings and Wilmington Trust Company, as Indenture Trustee, including the form of 7.625% Senior Note due 2021	8-K	4.1	3/29/11

4.3	Indenture governing our 3.125% convertible notes due 2012, dated June 5, 2007, by and between NII Holdings and Wilmington Trust Company, as Indenture Trustee	10-Q	4.1	08/06/07

4.4	Indenture governing our 10% senior notes due 2016, dated as of August 18, 2009, by and between NII Holdings and Wilmington Trust Company, as Indenture Trustee	8-K	4.1	08/18/09

4.5	Indenture governing our 8.875% senior notes due 2019, dated as of December 15, 2009, by and between NII Holdings and Wilmington Trust Company, as Indenture Trustee	8-K	4.1	12/15/09

5.1	Opinion of Williams Mullen**

12.1	Ratio of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Williams Mullen (included in Exhibit 5.1 to this Registration Statement)**

24.1	Power of Attorney for NII Holdings, Inc.**

24.2	Powers of Attorney for NII Capital Corp. and the subsidiary guarantors (included on the signature pages to this Registration Statement)**

25.1	Statement of Eligibility Under the Trust Indenture Act of 1939 on Form T-1 of Wilmington Trust Company**

*	To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein.
**	Filed herewith.